UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

Apollo Global Management, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Apollo Global Management, Inc.

9 West 57th Street, 43rd Floor

New York, New York 10019

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

October 1, 2020

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of Apollo Global Management, Inc. (the “Company”). The Annual Meeting of Stockholders will be held virtually on October 1, 2020 at 9:00 a.m., Eastern Daylight Time, for the following purposes:

1.

To elect Leon Black, Joshua Harris, Marc Rowan, Michael Ducey, Robert Kraft, A.B. Krongard and Pauline Richards to the Board of Directors of the Company (the “Board of Directors”) as directors, in each case, for a term of one year expiring at the annual meeting of stockholders of the Company to be held in 2021;

2.	To conduct an advisory vote to approve the compensation of the Company’s named executive officers;

3.	To conduct an advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers;

4.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and

5.	To transact such other business as may properly come before the Annual Meeting of Stockholders, or any postponement or adjournment thereof.

Holders of the Company’s common stock, par value $0.00001 per share, of record at the close of business on August 7, 2020 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders or any postponements or adjournments thereof.

We will furnish proxy materials to our stockholders via the Internet in order to expedite stockholders’ receipt of proxy materials while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting of Stockholders.

Accordingly, we are mailing to our stockholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials, which provides instructions on how to access the attached proxy statement and our annual report to stockholders for the fiscal year ended December 31, 2019 via the internet and how to vote online. The Notice of Internet Availability of Proxy Materials also contains instructions on how to obtain the proxy materials in printed form.

We intend to hold our Annual Meeting of Stockholders virtually as a result of continuing concerns surrounding the coronavirus (COVID-19) pandemic. In order to attend the meeting, you must register at http://viewproxy.com/apollo/2020/ by 11:59 p.m., Eastern Daylight Time, on September 28, 2020. The meeting can be accessed by using the invitation provided upon registration, where you will be able to listen to the meeting live, submit questions and vote online. We encourage you to access the Annual Meeting before the start time of 9:00 a.m., Eastern Daylight Time, on October 1, 2020. Please allow ample time for online check-in, which will begin at 8:30 a.m., Eastern Daylight Time, on October 1, 2020. A complete list of stockholders entitled to vote at the Annual Meeting will be available on the meeting website set forth above using the Virtual Control Number provided on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials. We encourage you to vote your shares prior to the Annual Meeting.

Dated: August 20, 2020	By order of the Board of Directors

/s/ John J. Suydam
John J. Suydam
Vice President and Secretary

Your vote is important. Regardless of whether you plan to attend the Annual Meeting of Stockholders, please follow the instructions you received to vote your shares as soon as possible to ensure that your shares are represented at the Annual Meeting of Stockholders. Stockholders of record, or beneficial stockholders named as proxies by their stockholders of record, who attend the meeting may vote their shares personally, even though they have sent in proxies or voted online.

i

Apollo Global Management, Inc.

PROXY STATEMENT

Annual Meeting of Stockholders of Apollo Global Management, Inc. to be held on Thursday, October 1, 2020

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT

Why did I receive these proxy materials?

The Board of Directors (the “Board of Directors”) of Apollo Global Management, Inc. (the “Company” and together with its consolidated subsidiaries, “Apollo”) is soliciting proxies for our 2020 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held virtually on Thursday, October 1, 2020 at 9:00 a.m., Eastern Daylight Time. The information included in this proxy statement (“Proxy Statement”) relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of Directors and our most highly-paid executive officers, and other required information. Our annual report to stockholders for the fiscal year ended December 31, 2019 is available to review with this Proxy Statement. We are mailing a notice of the Annual Meeting (and, for those who request it, a paper copy of this Proxy Statement and the enclosed form of proxy) to our stockholders on or about August 20, 2020.

What proposals will be voted on at the Annual Meeting?

The four matters scheduled to be voted on at the Annual Meeting are:

1.

The election of Leon Black, Joshua Harris, Marc Rowan, Michael Ducey, Robert Kraft, A.B. Krongard and Pauline Richards to the Board of Directors as directors, in each case, for a term of one year expiring at the annual meeting of stockholders of the Company to be held in 2021;

2.	An advisory vote to approve the compensation of the Company’s named executive officers;

3.	An advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers; and

4.	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

In addition, such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof may be voted on.

How will COVID-19 affect the Annual Meeting?

As a result of continuing concerns surrounding COVID-19, the Company will hold its Annual Meeting of Stockholders virtually, on Thursday, October 1, 2020 at 9:00 a.m., Eastern Daylight Time. In order to attend the meeting, you must register at http://viewproxy.com/apollo/2020/ by 11:59 p.m., Eastern Daylight Time, on September 28, 2020. The meeting can be accessed by using the invitation provided upon registration.

Who can vote at the Annual Meeting?

Anyone owning shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”) of record at the close of business on August 7, 2020, the record date for this year’s Annual Meeting, is entitled to attend and to vote on all items properly presented at the Annual Meeting.

Who is asking me for my vote?

The Company is soliciting your proxy on behalf of the Board of Directors. We will pay the entire cost of this proxy solicitation, including the cost of preparing and mailing the Notice of Internet Availability of Proxy Materials (“Notice”) and the Proxy Statement.

What are my voting rights?

Each share of Common Stock is entitled to one vote on each matter properly presented at the Annual Meeting. At the close of business on August 7, 2020, the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting, there were 229,116,880 shares of Class A common stock (“Class A shares”), 1 share of Class B common stock (“Class B share”) and 1 share of Class C common stock (“Class C share”) outstanding. A list of all record stockholders as of the record date will be available during ordinary business hours at the Company’s principal place of business located at 9 West 57th Street, 43rd Floor, New York, New York 10019, from the Secretary of the Company, at least 10 days before the Annual Meeting, and will also be available online during the Annual Meeting. To access the list during the Annual Meeting, please visit http://viewproxy.com/apollo/2020/ and enter the control number provided on your proxy card you received from us (“Proxy Card”), voting instruction form or Notice.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote:

•	FOR the election of each of the director nominees;

•	FOR the approval of, on an advisory basis, the compensation of the Company’s named executive officers;

•	FOR the option of ONCE EVERY THREE YEARS as the preferred frequency of advisory votes to approve the compensation of the Company’s named executive officers;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and

•	In your discretion on such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof, where no choice is specified.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full printed set?

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials via the Internet. Accordingly, the Company is mailing a Notice to stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials via the Internet or to request a printed set may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Where can I view the proxy materials on the Internet?

The Notice provides you with instructions on how to:

•	View proxy materials for the Annual Meeting via the Internet; and

•	Instruct the Company to send future proxy materials to you by email.

You can view the proxy materials for the Annual Meeting online at http://viewproxy.com/apollo/2020/.

How do I vote my shares at the virtual Annual Meeting?

If you hold shares of Common Stock as the stockholder of record, you have the right to vote those shares at the Annual Meeting. If you are a beneficial owner and hold shares of common stock in street name, you may vote the shares you beneficially own through the online voting platform under a legal proxy from your bank, brokerage firm or other nominee and are not required to take any additional action to obtain a legal proxy. Please follow the instructions at http://viewproxy.com/apollo/2020/ in order to vote your shares during the meeting, whether you hold your shares of record or in street name. You will need the control number provided on your Proxy Card, voting instruction form or Notice.

In order to attend the meeting, you must register at http://viewproxy.com/apollo/2020/ by 11:59 p.m., Eastern Daylight Time, on September 28, 2020. The meeting can be accessed by using the invitation provided upon registration. We encourage you to access the meeting before the start time of 9:00 a.m., Eastern Daylight Time, on October 1, 2020. Please allow ample time for online check-in, which will begin at 8:30 a.m., Eastern Daylight Time, on October 1, 2020.

Even if you plan to attend the virtual Annual Meeting, we encourage you to submit a Proxy Card or voting instruction form for your shares in advance, so that your vote will be counted if you later decide not to attend the virtual Annual Meeting.

How may I vote my shares without attending the Annual Meeting?

Even if you plan to attend the virtual Annual Meeting, we encourage you to submit a proxy or voting instructions before the Annual Meeting by the method or methods described below:

•

If you received a Notice by mail: You may access the proxy materials and voting instructions over the internet via the web address provided in the Notice. To access the materials and to submit your proxy or voting instructions, you will need the control number provided in the Notice you received in the mail. You may submit your proxy or voting instructions by following the instructions in the Notice or on the proxy voting website.

•

If you received the proxy materials by e-mail: You may access the proxy materials and voting instructions over the internet via the web address provided in the e-mail. To submit your proxy or voting instructions, you will need the control number set forth in the email. You may submit your proxy or voting instructions by following the instructions in the e-mail or on the proxy voting website.

•

If you received the proxy materials by mail: You may submit your proxy or voting instructions by following the instructions provided on the Proxy Card or voting instruction form. If you submit your proxy or voting instructions via the internet or by telephone, you will need the control number provided on the Proxy Card or voting instruction form. If you submit your proxy or voting instructions by mail, please complete, sign and date the Proxy Card or voting instruction form and mail it in the accompanying pre-addressed, postage-paid envelope.

Can I change my vote after I have delivered my proxy?

Yes. You may change your vote at any time before voting concludes at the Annual Meeting by:

•	Providing another proxy, or using any of the available methods for voting, with a later date, before 11:59 p.m., Eastern Daylight Time on September 30, 2020;

•	Notifying the Company’s Secretary in writing before the Annual Meeting that you wish to revoke your proxy; or

•	Voting your shares online at the Annual Meeting.

What is a quorum?

For the purposes of the Annual Meeting, a “quorum” is a majority in voting power of the outstanding shares of Common Stock owned by stockholders on the record date entitled to vote at the meeting, represented in person or by proxy. Broker non-votes (as further described below) and abstentions are counted for purposes of determining whether a quorum is present.

What is broker “discretionary” voting?

Under the rules of the New York Stock Exchange (“NYSE”), brokers who have transmitted proxy materials to customers may vote the shares of customers who fail to provide voting instructions on “routine matters,” but not on “non-routine matters.” When a broker’s customer does not provide the broker with voting instructions on non-routine matters, the broker cannot vote on those matters and instead reports the number of such shares as broker “non-votes.” Broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business, but they are not counted as shares voting. Thus, broker non-votes can have the effect of preventing approval of certain proposals where the number of affirmative votes, although a majority of the votes cast, does not constitute a majority of the voting power present. Non-routine matters include the election of directors (Proposal 1), the approval, on an advisory basis, of the executive compensation of the Company’s named executive officers (“NEOs”) and the approval, on an advisory basis, of the frequency of the advisory vote to approve NEOs compensation (Proposal 2 and 3). Therefore, if you hold your shares in street name through a broker, you must cast your vote if you want it to count in respect of these non-routine matters. The ratification of the appointment of the Company’s independent registered public accounting firm is a routine matter, so brokers will have discretion to vote any uninstructed shares on that proposal (Proposal 4).

How are matters presented at the Annual Meeting approved?

Directors are elected by a plurality of the votes cast at the Annual Meeting (Proposal 1). The affirmative vote of the holders of a majority in voting power of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is needed to approve the proposals to: (i) approve, on an advisory basis, the compensation of the Company’s NEOs (Proposal 2) and (ii) ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal 4). With respect to Proposal 3, the approval, on an advisory basis, of the frequency of the advisory vote to approve NEOs compensation, we will consider the alternative receiving the greatest number of votes—once every year, once every two years or once every three years—to be the frequency that stockholders approve.

With respect to all of the aforementioned proposals, abstentions and broker non-votes will be counted as present for purposes of establishing a quorum.

Abstentions and broker non-votes will have no effect on the election of directors (Proposal 1) or the frequency of the advisory vote to approve named NEOs compensation (Proposal 3). However, abstentions will have the effect of votes “against” (i) the proposal to approve, on an advisory basis, the compensation of the Company’s NEOs (Proposal 2) and (ii) the proposal to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal 4).

Brokers have discretion to vote any uninstructed shares with respect to the proposal to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal 4). Brokers do not have discretion to vote any uninstructed shares on (i) the election of directors (Proposal 1), (ii) the proposal to approve, on an advisory basis, the compensation of the Company’s NEOs (Proposal 2) and (iii) the proposal to approve frequency of the advisory vote to approve named NEOs compensation (Proposal 3).

May I vote confidentially?

Yes. Our policy is to keep your vote confidential, except as otherwise legally required, to allow for the tabulation and certification of votes and to facilitate proxy solicitation.

Who will count the votes?

A representative of Alliance Advisors will count the votes and act as the inspector of election for the Annual Meeting.

What if additional matters are presented at the Annual Meeting?

We do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement. If any other business is presented at the Annual Meeting, your properly executed proxy gives authority to John J. Suydam, our Chief Legal Officer and Jessica L. Lomm, our Interim Chief Compliance Officer, to vote on such matters at their discretion.

Where can I find the voting results from the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K that we will file with the SEC within four business days after the date of the Annual Meeting.

How can I obtain information about the Company?

A copy of our fiscal 2019 Annual Report on Form 10-K is available on our website at www.apollo.com. Stockholders may also obtain a free copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including the financial statements and the financial statement schedules, by visiting our website or by sending a request in writing to John J. Suydam, Chief Legal Officer, Apollo Global Management, Inc., 9 West 57th Street, 43rd Floor, New York, New York 10019. Capitalized terms used in, but not defined in, this Proxy Statement have meanings as defined in our fiscal 2019 Annual Report on Form 10-K.

When are stockholder proposals due for consideration at next year’s annual meeting?

Under SEC rules, for stockholder proposals to be considered for inclusion in the proxy statement for the 2021 annual meeting of the stockholders (“2021 Annual Meeting”), they must be submitted in writing to our Secretary at Apollo Global Management, Inc., 9 West 57th Street, 43rd Floor, New York, New York 10019, on or before April 22, 2021. In addition, our bylaws provide that for directors to be nominated or other proposals to be properly presented at the 2021 Annual Meeting, an additional notice of any nomination or proposal must be received by us not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If the date of the 2021 Annual Meeting is more than 30 days before or more than 70 days after such anniversary date, any such notice by the stockholder to be timely must be received by us not earlier than the close of business on the 120th day prior to the 2021 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2021 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2021 Annual Meeting is first made by the Company.

PROPOSAL 1—ELECTION OF DIRECTORS

Directors hold office until such Director’s successor is duly elected and qualified, or, if earlier, until such Director’s death or until such Director resigns or is removed in the manner set forth in the Company’s bylaws. Under the Company’s bylaws and certificate of incorporation, for so long as there is a Class C Stockholder and the Apollo Group Beneficially Owns, in the aggregate, 10% or more of the Voting Power of the Company, the Class C Stockholder shall have the sole power to set the total number of directors which shall constitute the Board of Directors.

All of the nominees are members of the current Board of Directors. If any nominee for election to the Board of Directors should be unable to accept nomination or election as a director, which is not expected, your proxy may be voted for a substitute or substitutes designated by the Board of Directors or the number of directors constituting the Board of Directors may be reduced in accordance with the Company’s bylaws and certificate of incorporation.

Directors will be elected by the holders of a plurality of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions and broker non-votes will not be counted for purposes of the election of directors. Brokers do not have discretion to vote any uninstructed shares over the election of directors.

The Board of Directors recommends that the stockholders vote FOR the election of the nominees for directors listed below.

BOARD OF DIRECTORS

The following table sets forth certain information about our directors as of the date of this Proxy Statement. There is no family relationship between any director, executive officer or person nominated to become a director. See “Certain Relationships and Related Transactions, and Director Independence—Statement of Policy Regarding Transactions with Related Persons.” The Board of Directors provides a process for stockholders to send communications to the Board of Directors. See “Corporate Governance—Communications with the Board of Directors.” The business address for each nominee for matters regarding the Company is Apollo Global Management, Inc., 9 West 57th Street, 43rd Floor, New York, New York 10019.

Name	Age	Position(s)
Leon Black	69	Chairman, Chief Executive Officer and Director
Joshua Harris	55	Senior Managing Director and Director
Marc Rowan	58	Senior Managing Director and Director
Michael Ducey	72	Director
Robert Kraft	79	Director
A.B. Krongard	83	Director
Pauline Richards	72	Director

The term of all directors will expire at the 2021 Annual Meeting.

Leon Black. Mr. Black is the Chairman of the board of directors and Chief Executive Officer of Apollo and a Managing Partner of Apollo Management, L.P. In 1990, Mr. Black founded Apollo Management, L.P. and Lion Advisors, L.P. to manage investment capital on behalf of a group of institutional investors, focusing on corporate restructuring, leveraged buyouts and taking minority positions in growth-oriented companies. From 1977 to 1990, Mr. Black worked at Drexel Burnham Lambert Incorporated, where he served as a Managing Director, head of the Mergers & Acquisitions Group, and co-head of the Corporate Finance Department. Mr. Black previously served on the boards of directors of the general partner of AAA and of Sirius XM Radio Inc.

Mr. Black is a Co-Chairman of The Museum of Modern Art and a trustee of The Mount Sinai Medical Center. He is also a member of The Council on Foreign Relations and The Partnership for New York City. He is also a member of the board of directors of FasterCures. Mr. Black graduated summa cum laude from Dartmouth College in 1973 with a major in Philosophy and History and received an MBA from Harvard Business School in 1975. Mr. Black has significant experience making and managing private equity investments on behalf of Apollo and has over 40 years’ experience financing, analyzing and investing in public and private companies. In his prior positions with Drexel and in his positions at Apollo, Mr. Black is responsible for leading and overseeing teams of professionals. His extensive experience allows Mr. Black to provide insight into various aspects of Apollo’s business and is of significant value to the board of directors.

Joshua Harris. Mr. Harris is a Senior Managing Director and a member of the board of directors of Apollo and a Managing Partner of Apollo Management, L.P., which he co-founded in 1990. Prior to 1990, Mr. Harris was a member of the Mergers and Acquisitions group of Drexel Burnham Lambert Incorporated. Mr. Harris is a member of the Federal Reserve Bank of New York’s Investor Advisory Committee on Financial Markets and the Council of Foreign Relations. He is a Managing Partner of the Philadelphia 76ers, Managing Member of the New Jersey Devils, a General Partner of the Crystal Palace Football Club and a member of the Board of Governors of the National Basketball Association and National Hockey League. He is also the Founder and Co-Chairman of Harris Blitzer Sports & Entertainment (HBSE), a company created to accelerate growth and explore related strategic investment opportunities in sports, entertainment and media. Mr. Harris serves on the Board of Trustees of Mount Sinai Medical Center, Harvard Business School and the Wharton School at the University of Pennsylvania. Mr. Harris has previously served on the board of directors of Berry Plastics Group Inc., EP Energy Corporation, EPE Acquisition, LLC, CEVA Logistics, Constellium N.V., and LyondellBasell Industries B.V. Mr. Harris graduated summa cum laude and Beta Gamma Sigma from the University of Pennsylvania’s Wharton School of Business with a B.S. in Economics and received his M.B.A. from the Harvard Business School, where he graduated as a Baker and Loeb Scholar. Mr. Harris has significant experience in making and managing private equity investments on behalf of Apollo and has more than 30 years’ experience in financing, analyzing and investing in public and private companies. Mr. Harris’s extensive knowledge of Apollo’s business and experience in a variety of senior leadership roles enhance the breadth of experience of the board of directors.

Marc Rowan. Mr. Rowan is a Senior Managing Director, a member of the board of directors and a member of the executive committee of Apollo and a Managing Partner of Apollo Management, L.P., which he co-founded in 1990. Prior to 1990, Mr. Rowan was a member of the Mergers & Acquisitions Group of Drexel Burnham Lambert Incorporated, with responsibilities in high yield financing, transaction idea generation and merger structure negotiation. Mr. Rowan currently serves on the boards of directors of, inter alia, Athene Holding and Athora Holding. He has previously served on the boards of directors of, inter alia, the general partner of AAA, AMC Entertainment, Inc., Cablecom GmbH, Caesars Acquisition Co., Caesars Entertainment Corporation, Caesars Entertainment Operating Co., Culligan Water Technologies, Inc., Countrywide Holdings Limited, Furniture Brands International Inc., Mobile Satellite Ventures, LLC, National Cinemedia, Inc., National Financial Partners, Inc., New World Communications, Inc., the New York City Police Foundation, Norwegian Cruise Lines, Quality Distribution, Inc., Samsonite Corporation, SkyTerra Communications Inc., Unity Media SCA, VA Capital Company LLC, Vail Resorts, Inc. and Wyndham International, Inc. Mr. Rowan is also active in charitable activities. He is a founding member and Chairman of the Youth Renewal Fund, is Chair of the Board of Overseers of The Wharton School of Business and is a member of the Board of Trustees of the University of Pennsylvania. Mr. Rowan also serves on the boards of directors of, inter alia, OpenDor Media Tapd, Inc., Penthera Partners, Inc., and The SpringHill Company. Mr. Rowan graduated summa cum laude from the University of Pennsylvania’s Wharton School of Business with a B.S. and an M.B.A. in Finance. Mr. Rowan has significant experience making and managing investments, particularly financial service investing, on behalf of Apollo and has over 34 years’ experience financing, analyzing and investing in public and private companies. Mr. Rowan’s extensive financial background and expertise in private equity investments enhance the breadth of experience of the board of directors.

Michael Ducey. Mr. Ducey has served as an independent director of Apollo and a member of the audit committee and as Chairman of the conflicts committee of our board of directors since 2011. Mr. Ducey was with

Compass Minerals International, Inc., from March 2002 to May 2006, where he served in a variety of roles, including as President, Chief Executive Officer and Director prior to his retirement in May 2006. Prior to joining Compass Minerals International, Inc., Mr. Ducey worked for nearly 30 years at Borden Chemical, Inc., in various management, sales, marketing, planning and commercial development positions, and ultimately as President, Chief Executive Officer and Director. Mr. Ducey joined Ciner Resources Corporation (formerly OCI Resources LP) as an independent member of the board of directors in September 2014, where he serves on the audit committee and the conflicts committee. From May 2006 to July 2016, Mr. Ducey was a member of the board of directors of Verso Paper Holdings, Inc. and served as Chairman of the audit committee. From September 2009 to December 2012, Mr. Ducey was the non-executive Chairman of TPC Group, Inc. and served on the audit committee and the environmental health and safety committee. From June 2006 to May 2008, Mr. Ducey served on the board of directors of and as a member of the governance and compensation committee of the board of directors of UAP Holdings Corporation. From July 2010 to May 2011, Mr. Ducey was a member of the board of directors and served on the audit committee of Smurfit-Stone Container Corporation. From October 2010 to April 2017, Mr. Ducey served as the Chairman of the compliance and governance committee and the nominations committee of the board of directors of HaloSource, Inc. He served on the board of Fenner, PLC from January 2017 to June 2018 and served on the Audit, Governance and Remunerations Committees. Mr. Ducey graduated from Otterbein University with a degree in Economics and an M.B.A. in finance from the University of Dayton. Mr. Ducey’s comprehensive corporate background and his experience serving on various boards and committees add significant value to the board of directors.

Robert Kraft. Mr. Kraft has served as an independent director of Apollo since 2014. Robert Kraft is the founder, chairman and CEO of the Kraft Group, which includes the six-time Super Bowl Champion New England Patriots, New England Revolution, Boston Uprising, Gillette Stadium, Patriot Place, International Forest Products, Rand-Whitney Group, Rand-Whitney Containerboard and a portfolio of more than 100 private equity investments. Kraft is a distinguished trustee of the Dana-Farber Cancer Institute and a trustee emeritus at Columbia University. He is on the board of directors for the Massachusetts Competitive Partnership, the Apollo Theatre and The Engine, which supports startup companies working on scientific and technological innovation. He also serves as Chairman for both the New England Patriots Charitable Foundation and the Kraft Family Foundation. In 2019, he became a founding partner of the REFORM Alliance, a foundation whose mission is to reform the American criminal justice system by using their resources to change laws and policies to dramatically reduce the volume of long-term incarcerations due to minor probation and parole violations. He also recently committed $20 million to launch the Foundation to Combat Antisemitism with a long-term goal of combatting all forms of prejudice, racism and hate. Mr. Kraft’s corporate strategic and operational experience combined with his strong relationships in the business community make him a valuable board member of the board of directors.

A.B. Krongard. Mr. Krongard has served as an independent director of Apollo and as a member of the audit committee of our board of directors since 2011. Mr. Krongard also became a member of the conflicts committee of our board of directors in January 2019. From 2001 to 2004, Mr. Krongard served as Executive Director of the Central Intelligence Agency. From 1998 to 2001, Mr. Krongard served as Counselor to the Director of Central Intelligence. Prior to 1998, Mr. Krongard served in various capacities at Alex Brown, Incorporated, including serving as Chief Executive Officer beginning in 1991 and assuming additional duties as Chairman of the board of directors in 1994. Upon the merger of Alex Brown, Incorporated with Bankers Trust Corporation in 1997, Mr. Krongard served as Vice-Chairman of the Board of Bankers Trust Corporation and served in such capacity until assuming his position at the Central Intelligence Agency. Mr. Krongard served as the Lead Director of Under Armour, Inc. from 2006 to 2020. Mr. Krongard serves as chairman of the nominating and corporate governance committee and a member of the compensation committee of Iridium Communications Inc. and as a member of the audit committee of Icahn Enterprises L.P. Mr. Krongard also serves on the board of trustees of In-Q-Tel, Inc. Mr. Krongard graduated with honors from Princeton University and received a J.D. from the University of Maryland School of Law, where he also graduated with honors. Mr. Krongard’s comprehensive corporate background contributes to the range of experience of the board of directors.

Pauline Richards. Ms. Richards has served as an independent director of Apollo and as Chairman of the audit committee of our board of directors since 2011. Ms. Richards currently serves as Chief Operating Officer of Trebuchet Group Holdings Limited, a position she has held since 2008. Ms. Richards also serves as a member of the Audit and Governance Committees of the board of directors of Wyndham Hotels and Resorts. Prior to mid-2018, Ms. Richards served on the board of Wyndham Worldwide, a position she held since 2006; is a director of Hamilton Insurance Group, serving on the audit and investment committees, a position she has held since 2013. Prior to 2008, Ms. Richards served as Director of Development of Saltus Grammar School from 2003 to 2008, as Chief Financial Officer of Lombard Odier Darier Hentsch (Bermuda) Limited from 2001 to 2003, and as Treasurer of Gulf Stream Financial Limited from 1999 to 2000. Ms. Richards also served as a member of the Audit Committee and chair of the Corporate Governance Committee of the board of directors of Butterfield Bank from 2006 to 2013. Ms. Richards graduated from Queen’s University, Ontario, Canada, with a BA in psychology and has obtained certification as a CPA, CMA. Ms. Richards’ extensive finance experience and her service on the boards of other public companies add significant value to the board of directors.

Required Vote

The director nominees receiving the highest number of affirmative votes of the voting power present in person or represented by proxy and entitled to vote, shall be elected as directors. In accordance with Delaware law, votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect on the election of directors. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, they will not be counted for purposes of determining the number of shares represented and voted with respect to the election of directors.

CORPORATE GOVERNANCE

Management of the Company

As of August 7, 2020, the Company had 229,116,880 Class A shares, one Class B share and one Class C share outstanding. The outstanding Class A shares are publicly held and traded on the NYSE, the outstanding Class B share is held by BRH Holdings GP, Ltd., which is wholly-owned and controlled by our Managing Partners, and the outstanding Class C share is held by AGM Management, LLC, which is indirectly wholly-owned and controlled by our Managing Partners. As of August 7, 2020, the total voting power on all matters generally submitted for vote to the stockholders (the “General Stockholder Matters”) of the Class A shares, Class B share and Class C share was 9.2%, 8.2% and 82.6%, respectively. For certain matters, however, as required by the Delaware General Corporation Law and the rules of the New York Stock Exchange, as of August 7, 2020 the total voting power of the Class A shares was 52.8%, the total voting power of the Class B share was 47.2% and the Class C share does not vote.

Our certificate of incorporation provides that, for so long as there is a Class C Stockholder and the Apollo Group beneficially owns, in the aggregate, 10% or more of the voting power of the Company, the Class C Stockholder shall, on all General Stockholder Matters, be entitled to such number of votes as shall equal the difference of (A) nine and nine-tenths (9.9) times the aggregate number of votes entitled to be cast by the holders of Class A shares and full voting preferred stock, minus (B) the Aggregate Class B Vote (such difference, the “Class C Vote”); provided that, for so long as there is a Class C Stockholder, the Aggregate Class B Vote shall not exceed 9% of the total votes entitled to be cast by holders of all shares of capital stock entitled to vote thereon. If the number of votes entitled to be cast by the holders Class A shares which are free float, as determined by the Company in reliance upon the guidance issued by FTSE Russell (the “Class A Free Float”), on any General Stockholder Matter equals less than 5.1% of the votes entitled to be cast by the holders of all shares of capital stock entitled to vote thereon as of the relevant record date:

(1)

the Class C Vote shall be reduced to equal such number as would result in the total number of votes cast by holders of the Class A Free Float being equal to 5.1% of the votes entitled to be cast by the holders of all shares of capital stock entitled to vote thereon, voting together as a single class (the “Class A Free Float Adjustment”); and

(2)

if, after giving effect to the Class A Free Float Adjustment, the Aggregate Class B Vote on any General Stockholder Matter would be in excess of 9% of the total number of the votes entitled to be cast thereon by the holders of all outstanding shares of capital stock, (x) the Aggregate Class B Vote shall be reduced to 9% of such total number and (y) the Class C Vote, as calculated after giving effect to the Class A Free Float Adjustment, shall be increased by a number of votes equal to the number of votes by which the Aggregate Class B Vote was reduced pursuant to the foregoing clause (x).

Our certificate of incorporation also provides that, for so long as there is a Class C Stockholder and the Apollo Group beneficially owns, in the aggregate, 10% or more of the voting power of the Company, holders of the Class A shares (voting together with the holders of the Class B shares as a single class) have the right to vote with respect to (i) a sale, exchange or disposition of all or substantially all of the Company’s and its subsidiaries’ assets, taken as a whole, in a single transaction or series of related transactions (provided, however, that this does not preclude or limit our ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of our assets and those of our subsidiaries (including for the benefit of persons other than us or our subsidiaries, including affiliates of the Class C Stockholder) and does not apply to any forced sale of any or all of our assets pursuant to the foreclosure of, or other realization upon, any such encumbrance), (ii) a merger, consolidation or other business combination, (iii) certain amendments to our certificate of incorporation and bylaws including amendments that would enlarge the obligations of the Class A stockholders and amendments that would have a material adverse effect on the rights or preferences of Class A stockholders, (iv) as otherwise required by the DGCL or the rules of any national securities exchange, and (v) as required by the NYSE, including with respect to equity compensation plans, the issuance of common stock to a related person in excess of 1% of the outstanding shares of common stock or 1% of the voting power of the Company, and the issuance of common stock in excess of 20% of the outstanding shares of common stock or 20% of the voting power of the Company.

For purposes of our certificate of incorporation, the “Apollo Group” means (i) the Class C Stockholder and its affiliates, including their respective general partners, members and limited partners, (ii) AP Professional Holdings, L.P. (“Holdings”) and its affiliates, including their respective general partners, members and limited partners, (iii) with respect to each Managing Partner, such Managing Partner and such Managing Partner’s “group” (as defined in Section 13(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), (iv) any former or current investment professional of or other employee of an “Apollo employer” (as defined below) or the Apollo Operating Group (or such other entity controlled by a member of the Apollo Operating Group) and any member of such person’s group, (v) any former or current executive officer of an Apollo employer or the Apollo Operating Group (or such other entity controlled by a member of the Apollo Operating Group) and any member of such person’s group; and (vi) any former or current director of an Apollo employer or the Apollo Operating Group (or such other entity controlled by a member of the Apollo Operating Group) and any member of such person’s group. With respect to any person, “Apollo employer” means the Company or such successor thereto or such other entity controlled by the Company or its successor as may be such person’s employer at such time, but does not include any portfolio companies.

As a result, the Company is a “controlled company” within the meaning of the corporate governance standards of the NYSE and qualifies for exceptions from certain corporate governance rules of the NYSE.

Director Independence

For so long as the Apollo control condition is satisfied (as described in “Corporate Governance—Management of the Company”), we are considered a “controlled company” as defined in the listing standards of the NYSE and we are exempt from the NYSE rules that require that:

•	our board of directors be comprised of a majority of independent directors;

•	we establish a compensation committee composed solely of independent directors; and

•	we establish a nominating and corporate governance committee composed solely of independent directors.

While our board of directors is currently comprised of a majority of independent directors, we plan on availing ourselves of the controlled company exceptions. We have elected not to have a nominating and corporate governance committee comprised entirely of independent directors, nor a compensation committee comprised entirely of independent directors. Our board of directors has determined that four of our seven directors meet the independence standards under the NYSE and the SEC. These directors are Messrs. Ducey, Kraft and Krongard and Ms. Richards.

At such time that we are no longer deemed a controlled company, our board of directors will take all action necessary to comply with all applicable rules within the applicable time period under the NYSE listing standards.

Our board of directors consists of seven directors, four of whom, Messrs. Ducey, Kraft and Krongard and Ms. Richards are independent under the NYSE rules relating to corporate governance matters and the independence standards described in our corporate governance guidelines. Under our corporate governance guidelines, directors are expected to satisfy the following criteria: (i) maintaining the highest level of personal and professional ethics, integrity, and values; (ii) possessing the expertise that is useful to the Company and complementary to the background and expertise of the other members of the board of directors; (iii) possessing a willingness and ability to devote the time necessary to carry out the duties and responsibilities of board of directors membership; (iv) possessing a desire to ensure that the Company’s operations and financial reporting are effected in a transparent manner and in compliance with applicable laws, rules, and regulations; and (v) possessing a dedication to the representation of the best interests of the Company and all of its stockholders.

Board of Directors Leadership Structure and Board’s Role in Risk Oversight

The Board of Directors has an oversight role, as a whole and also at the committee level, in overseeing management of its risks. The Board of Directors regularly reviews information regarding our credit, liquidity, and operations, as well as the risks associated with each. The audit committee oversees the management of financial risks. While the audit committee is responsible for evaluating certain risks, and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Leon Black currently serves as the Chairman of the Board of Directors and the Chief Executive Officer.

The Board of Directors understands that no single approach to board leadership is universally accepted and that the appropriate leadership structure may vary based on several factors, such as a company’s size, industry, operations, history and culture. Accordingly, our Board of Directors assesses its leadership structure in light of these factors and the current environment to achieve the optimal model for us and for our stockholders.

The composition of the Board of Directors, the tenure of the directors with the Company, the overall experience of the directors and the experience that the directors have had with the Chairman and the executive management group permit and encourage each member to take an active role in all discussions, and each member does actively participate in all substantive discussions. We believe that our current Board of Directors leadership structure is serving the Company well at this time.

Board of Directors Meetings and Committees

In fiscal 2019, the Board of Directors held four meetings. Messrs. Black, Harris, Ducey, Kraft and Krongard and Ms. Richards attended at least 75% of the meetings of the Board of Directors and of the committees on which they serve. Mr. Rowan attended 50% of the meetings of the Board of Directors and at least 75% of the committee on which he serves. The Company does not have a policy on director attendance at annual meetings of stockholders.

The Board of Directors has three committees:

•	Executive Committee

•	Audit Committee

•	Conflicts Committee

Our certificate of incorporation established an executive committee of the board of directors, and the executive committee, with the delegated power and authority of our board of directors, established an audit committee as well as a conflicts committee. Our board of directors may from time to time establish other committees of our board of directors.

Executive Committee

In fiscal 2019, the executive committee (which was established in September of 2019) held two meetings. The primary purpose of the executive committee is to exercise, and the executive committee has been delegated with, all the powers and authority of the board of directors in the management of the business and affairs of the Company, in accordance with our certificate of incorporation.

The current members of the executive committee are Messrs. Black, Harris and Rowan. The current observers of the executive committee are Messrs. Gary Parr, Scott Kleinman and James Zelter.

Except as otherwise provided in our certificate of incorporation and to the fullest extent permitted by the DGCL, our board of directors has delegated to a standing executive committee thereof all the powers and authority of the board in the management of the business and affairs of the Company. The executive committee shall from time to time consist of “BRH Directors” then serving on the board of directors, and no Non-BRH Directors shall be qualified to serve as a member of the executive committee. Each of our Managing Partners shall be “BRH Directors” for so long as he is a director of the Company and employed by an Apollo employer; provided, however, that Leon Black may, at his option, remain as a BRH Director following the cessation of his employment by Apollo until the earlier of his death or disability or commission of an act or omission that would constitute Cause (as defined below). Other than those actions that require unanimous consent, actions by the executive committee are determined by majority vote of its voting members, except as to the following matter, as to which Mr. Black will have the right of veto (such matter, an “LB Approval Event”): a sale or other disposition of the Apollo Operating Group and/or its subsidiaries or any portion thereof, through a merger, recapitalization, stock sale, asset sale or otherwise, to an unaffiliated third party (other than through an exchange of Apollo Operating Group units, transfers by a Managing Partner or a permitted transferee to another permitted transferee, or the issuance of bona fide equity incentives to any of our non-Managing Partner employees) that constitutes (x) a direct or indirect sale of a ratable interest (or substantially ratable interest) in each entity that constitutes the Apollo Operating Group or (y) a sale of all or substantially all of the assets of Apollo. Exchanges of Apollo Operating Group units for Class A shares that are not pro rata among our Managing Partners or in which each Managing Partner has the option not to participate are not subject to Mr. Black’s right of veto.

So long as there are BRH Directors, on any matter to be voted on or consented to by our board of directors (i) each director other than the BRH Directors (the “Non-BRH Directors”) shall be entitled to cast one vote, (ii) the BRH Directors shall collectively be entitled to cast an aggregate number of votes equal to (x) the total number of directors constituting the entire board of directors, minus (y) the total number of BRH Directors then in office, plus (z) one (such aggregate number of votes, the “Aggregate BRH Director Voting Power”), such that, at any time, the BRH Directors in office at such time shall collectively be entitled to cast a majority of the votes that may be cast by the directors of the board of directors, and (iii) each BRH Director present at such meeting or participating in such consent shall be entitled to cast a number of votes (including any fractions thereof) equal to the quotient of (A) the Aggregate BRH Director Voting Power, divided by (B) the number of BRH Directors present at such meeting or participating in such consent. “Cause” means (i) a final, non-appealable conviction of or plea of nolo contendere to a felony prohibiting such principal from continuing to provide services as an investment professional to the Company due to legal restriction or physical confinement, or (ii) ceasing to be eligible to continue performing services as an investment professional on behalf of the Company or any of its material Subsidiaries (as defined in the certificate of incorporation), in each case, pursuant to a final, non-appealable legal restriction (such as a final, non-appealable injunction, but expressly excluding a preliminary injunction or other provisional restriction).

At any time there is no longer a Class C Stockholder or the Apollo Group beneficially owns, in the aggregate, less than 10% or more of the voting power of the Company, the executive committee shall from time to time consist of directors who are then qualified to serve as members of the executive committee (each, an “Executive Committee Qualified Director”). Upon the qualification of any director as an Executive Committee Qualified Director, such person shall automatically become a member of the executive committee. The following persons may be deemed an “Executive Committee Qualified Director”: a director who (i) is a BRH Director, (ii) is designated as an Executive Committee Qualified Director by a majority of the remaining members of the executive committee, although less than a quorum, or by a sole remaining member of the executive committee, or (iii) if there are no remaining members of the executive committee, is designated as an Executive Committee Qualified Director by the board of directors.

Pursuant to our certificate of incorporation, the executive committee, with the delegated power and authority of our board of directors has established and at all times will maintain audit and conflicts committees of the board of directors that have the responsibilities described below under “—Board of Directors Meetings and Committees-Audit Committee” and “—Board of Directors Meetings and Committees -Conflicts Committee.”

Where action is required or permitted to be taken by our board of directors or a committee thereof, a majority of the directors or committee members present at any meeting of our board of directors or any committee thereof at which there is a quorum shall be the act of our board or such committee, as the case may be. Our board of directors or any committee thereof may also act by unanimous written consent.

Under our certificate of incorporation, in the event that Mr. Black wishes to exercise his ability to cause an LB Approval Event, the affirmative vote of the majority of the members of our board of directors that are neither BRH Directors nor Executive Committee Qualified Directors shall be required to approve such a transaction.

Audit Committee

The primary purpose of our audit committee is to assist our board of directors and the executive committee of our board of directors in overseeing and monitoring (i) the quality and integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent registered public accounting firm’s qualifications and independence and (iv) the performance of our independent registered public accounting firm.

In fiscal 2019, the audit committee held eight meetings. The current members of our audit committee are Ms. Richards and Messrs. Ducey and Krongard. Ms. Richards currently serves as Chairperson of the committee. Each of the members of our audit committee meets the independence standards and financial literacy requirements for service on an audit committee of a board of directors pursuant to the Exchange Act and NYSE rules applicable to audit committees and corporate governance. Furthermore, the executive committee of our board of directors has determined that Ms. Richards is an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K. Our audit committee has a charter that complies with current SEC and NYSE rules relating to corporate governance matters. Our audit committee’s charter is available on our website at www.apollo.com under the “Stockholders/Corporate Governance” section.

Conflicts Committee

In fiscal 2019, the conflicts committee held three meetings. The current members of our conflicts committee are Messrs. Ducey and Krongard. Mr. Ducey currently serves as Chairman of the committee. The purpose of the conflicts committee is to review specific matters that our board of directors or the executive committee of our board of directors believes may involve a conflict of interest. The conflicts committee will determine whether the resolution of any conflict of interest submitted to it is fair and reasonable to us. In addition, the conflicts committee may review and approve any related person transactions, other than those that are approved pursuant to our related person policy, as described under “Certain Relationships and Related Transactions, and Director Independence—Statement of Policy Regarding Transactions with Related Persons,” and may establish guidelines or rules to cover specific categories of transactions.

Identifying and Evaluating Candidates for the Board of Directors

Our certificate of incorporation provides that, for so long as there is a Class C Stockholder and the Apollo Group beneficially owns, in the aggregate, 10% or more of the voting power of the Company, the Class C Stockholder shall (i) nominate and elect all directors to our board of directors, (ii) set the number of directors of our board of directors and (iii) fill any vacancies or newly created directorships on our board of directors. In the event there is no longer a Class C Stockholder or the Apollo Group beneficially owns in the aggregate, less than 10% of the voting power of the Company, (i) directors will be elected at an annual meeting of stockholders in a manner described in our certificate of incorporation and each director elected will hold office until the succeeding meeting after such director’s election and until such director’s successor is duly elected and qualified, or, if earlier, until such director’s death or until such director resigns or is removed and (ii) directors will be elected by a plurality of the votes cast by the holders of outstanding stock entitled to vote present in person or represented by proxy and entitled to vote on the election of directors at any annual meeting of stockholders or special meeting of stockholders called for that purpose.

Corporate Governance Guidelines

We have Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which our board of directors carries out its responsibilities. The guidelines are available for viewing on our website at www.apollo.com under the “Stockholders/Corporate Governance” section. We will also provide the guidelines, free of charge, to stockholders who request them. Requests should be directed to our Secretary at Apollo Global Management, Inc., 9 West 57th Street, 43rd Floor, New York, New York 10019.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics, which applies to, among others, our principal executive officer, principal financial officer and principal accounting officer. A copy of our Code of Business Conduct and Ethics is available on our website at www.apollo.com under the “Stockholders/Corporate Governance” section. We intend to disclose any amendment to or waiver of the Code of Business Conduct and Ethics on behalf of an executive officer or director either on our website or in an 8-K filing.

Corporate Responsibility

Apollo recognizes the importance of environmental, social and governance (“ESG”) issues, and has a long history of taking these issues into account. Apollo believes responsible investment considers how ESG issues impact the firm, the funds it manages and their portfolio companies, the communities in which it and they operate, and the world at large. As one of the world’s largest alternative investment managers, Apollo believes that consideration of ESG issues is essential to companies’ success, by enhancing their ability to manage risks and by identifying areas for cost savings and for growth. Apollo’s ESG program rests on three pillars: thorough

ESG diligence; meaningful and tailored engagement with companies post-acquisition; and a commitment to transparency and periodic reporting of qualitative and quantitative ESG information. Apollo believes the processes underlying these three pillars better position company management teams and investment professionals to improve performance on ESG issues.

Apollo has endorsed the American Investment Council’s Guidelines for Responsible Investing, and in 2020, Apollo adopted a comprehensive Responsible Investing and ESG Policy, which is included in Apollo’s 2019 ESG Annual Report, with specific policies for each asset class. Apollo also built upon its existing governance infrastructure: firm-wide decisions on ESG issues are now made at the most senior level, led by a steering committee chaired by its Global Head of ESG that includes certain members of Apollo’s senior management. This committee draws on recommendations from crossfunctional teams of Apollo professionals across its credit, private equity, and real assets businesses.

Apollo takes its role as a corporate citizen seriously and leverages its resources for social change. Since its founding, Apollo has been philanthropically active, but recently underscored its commitment by launching a formal Citizenship department in 2019 and hiring a Global Head of Citizenship. This new effort has placed even greater emphasis on partnering with non-profit organizations through both financial commitments and volunteer engagements. Apollo Citizenship seeks to inspire all employees to find authentic ways to give back to local communities, whether through charitable donations or volunteer time, and Apollo matches employee efforts to amplify the collective impact. In 2019, Apollo donated over $1.3 million and employees contributed more than 900 volunteer hours to various charities.

Apollo’s commitment to diversity and inclusion is complementary to the Apollo business model, an integrated platform which demands collaboration across businesses and functions. This environment creates a culture of inclusiveness as individuals are expected to work across business lines and challenge the status quo. In addition to its operational landscape, Apollo sponsors multiple firmwide initiatives including annual training, diverse talent management, and affinity networks. Apollo Women Empower (AWE) was established to champion and support the engagement, development, advancement and retention of talented women across the firm. Apollo also partners with several external organizations (such as Toigo, 100 Women in Finance, and CEO Action for Diversity & Inclusion) to both engage current Apollo talent and educate prospective talent about roles in the alternative investment industry. In 2014, Apollo launched its Veterans Initiative with the goal of championing the efforts to recruit, hire, engage, and retain veterans and military spouses and partners across the portfolio. Leading by example, Apollo launched the Apollo Veterans Affinity Network, aimed at attracting, hiring, developing and retaining veterans and veteran families in its workforce. The Apollo Veterans Initiative team has worked with various veteran services organizations, governmental organizations, and veteran-focused companies to provide innovative and valuable resources to lead successful company initiatives. In 2019, Apollo launched Apollo Vet Net which consolidates over 13,000 jobs from across the portfolio to act as a central repository for veteran hiring.

You can learn more about Apollo’s commitment to responsible investment on its website at www.apollo.com under the “Responsibility” section, which includes Apollo’s 2019 ESG Annual Report. The information contained on, or accessible from, Apollo’s website does not form a part of and is not incorporated by reference into this Proxy Statement.

Communications with the Board of Directors

A stockholder or other interested party who wishes to communicate with our directors, a committee of our board of directors, our independent directors as a group or our board of directors generally may do so in writing. Any such communications may be sent to our board of directors by U.S. mail or overnight delivery and should be directed to our Secretary at Apollo Global Management, Inc., 9 West 57th Street, 43rd Floor, New York, New York 10019, who will forward them to the intended recipient(s). Any such communications may be made anonymously. Unsolicited advertisements, invitations to conferences or promotional materials, in the discretion of our Secretary, are not required, however, to be forwarded to the directors.

Executive Sessions of Independent Directors

The independent directors serving on our board of directors meet periodically in executive sessions during the year at regularly scheduled meetings of our board of directors. These executive sessions will be presided over by one of the independent directors serving on our board of directors selected on an ad-hoc basis.

Insider Trading Policy for Employees, Officers and Directors; Prohibition on Hedging

Our board of directors has adopted, as part of our insider trading policy, prohibitions against our executive directors and all employees, partners, directors and officers of the Company engaging in transactions of a speculative nature involving our securities at any time, including, but not limited to, the purchase or sale of put options. In addition, such persons are prohibited from short-selling our securities or engaging in transactions involving other derivatives based on our securities, including options, warrants, restricted stock units, stock appreciation rights or similar rights whose value is derived from the value of our common stock (other than securities granted under our 2019 Omnibus Equity Incentive Plan or a successor plan) or that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities.

DIRECTOR COMPENSATION

We do not pay additional remuneration to Messrs. Black, Harris and Rowan, our employee directors, for their service on our board of directors. The 2019 compensation of Mr. Black is set forth below on the Summary Compensation Table. Messrs. Harris and Rowan are not NEOs.

During 2019, each independent director received (1) a base annual director fee of $125,000, (2) an additional annual director fee of $25,000 if he or she was a member of the audit committee, (3) an additional annual director fee of $10,000 if he or she was a member of the conflicts committee ($20,000 beginning in 2020), (4) an additional annual director fee of $25,000 (incremental to the fee described in (2)) if he or she served as the chairperson of the audit committee, and (5) an additional annual director fee of $15,000 (incremental to the fee described in (3)) ($20,000 beginning in 2020) if he or she served as the chairperson of the conflicts committee. In addition, independent directors were reimbursed for reasonable expenses incurred in attending board meetings.

Currently, upon initial election to the board of directors, an independent director receives a grant of RSUs with a value of $300,000 that vests in equal annual installments on June 30 of each of the first, second and third years following the year that the grant is made. Incumbent independent directors who have fully vested in their initial RSU award receive an annual RSU award with a value of $125,000 that vests on June 30 of the year following the year that the grant is made, and the directors listed on the below table received that award on August 1, 2019.

The following table provides the compensation for our independent directors during the year ended December 31, 2019.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Michael Ducey	175,000	101,816	276,816
Robert Kraft	125,000	101,816	226,816
A. B. Krongard	159,719	101,816	261,535
Pauline Richards	175,000	101,816	276,816

(1)

Represents the aggregate grant date fair value of stock awards granted, as applicable, computed in accordance with FASB ASC Topic 718. See note 13 to our consolidated financial statements for further information concerning the assumptions made in valuing our RSU awards. The amounts shown do not reflect compensation actually received by the independent directors, but instead represent the aggregate grant date fair value of the awards. Unvested director RSUs are not entitled to distributions or distribution equivalents. As of December 31, 2019, each of our independent directors held 3,575 RSUs that were unvested and outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Agreement Among Managing Partners

Our Managing Partners have entered into the Agreement Among Managing Partners. The Managing Partners beneficially own Holdings in accordance with their respective sharing percentages, or “Sharing Percentages,” as set forth in the Agreement Among Managing Partners. For the purposes of the Agreement Among Managing Partners, “Pecuniary Interest” means, with respect to each Managing Partner, the number of AOG Units that would be distributable to him assuming that Holdings was liquidated and its assets distributed in accordance with its governing agreements.

Pursuant to the Agreement Among Managing Partners, each Managing Partner is vested in full in his respective AOG Units. We may not terminate a Managing Partner except for cause or by reason of disability.

The transfer by a Managing Partner of any portion of his Pecuniary Interest to a permitted transferee will in no way affect any of his obligations under the Agreement Among Managing Partners; provided, that all permitted transferees are required to sign a joinder to the Agreement Among Managing Partners.

The Managing Partners’ respective Pecuniary Interests in certain funds, or the “Heritage Funds,” within the Apollo Operating Group are not held in accordance with the Managing Partners’ respective Sharing Percentages. Instead, each Managing Partner’s Pecuniary Interest in such Heritage Funds is held in accordance with the historic ownership arrangements among the Managing Partners, and the Managing Partners continue to share the operating income in such Heritage Funds in accordance with their historic ownership arrangement with respect to such Heritage Funds.

The Agreement Among Managing Partners may be amended and the terms and conditions of the Agreement Among Managing Partners may be changed or modified upon the unanimous approval of the Managing Partners. We, our stockholders and the Apollo Operating Group have no ability to enforce any provision of the Agreement Among Managing Partners or to prevent the Managing Partners from amending it.

Managing Partner Shareholders Agreement

We have entered into the Amended and Restated Managing Partner Shareholders Agreement with our Managing Partners. The Managing Partner Shareholders Agreement provides the Managing Partners with certain rights with respect to the approval of certain matters, as well as registration rights for our securities that they own.

Transfers

The Managing Partner Shareholders Agreement provides that each Managing Partner and his permitted transferees may transfer all of the Pecuniary Interests (as defined in the Managing Partner Shareholders Agreement) of such Managing Partner to any person or entity in accordance with Rule 144, in a registered public offering or in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The above transfer restrictions will lapse with respect to a Managing Partner if he dies or becomes disabled.

Indemnity

Realized performance fees from certain of our funds can be distributed to us on a current basis but are subject to repayment by the subsidiaries of the Apollo Operating Group that act as general partners of the funds in the event that certain specified return thresholds are not ultimately achieved. The Managing Partners, Contributing Partners and certain other investment professionals have personally guaranteed, subject to certain limitations, the obligations of these subsidiaries in respect of this general partner obligation. Such guarantees are several and not joint and are limited to a particular Managing Partner’s, Contributing Partner’s or other investment professional’s distributions. Pursuant to the Managing Partner Shareholders Agreement, we agreed to indemnify each of our Managing Partners and certain Contributing Partners against all amounts that they pay pursuant to any of these personal guarantees in favor of Fund IV, Fund V and Fund VI and certain of their co-investing entities (including costs and expenses related to investigating the basis for or objecting to any claims made in respect of the guarantees) for all interests that our Managing Partners and Contributing Partners have contributed or sold to the Apollo Operating Group. Pursuant to the Managing Partner Shareholders Agreement, we agreed to indemnify each of our Managing Partners and certain Contributing Partners against all amounts they repay pursuant to any of these loans.

Accordingly, in the event that our Managing Partners, Contributing Partners and certain other investment professionals are required to pay amounts in connection with a general partner obligation for the return of previously made distributions with respect to Fund IV, Fund V and Fund VI, we will be obligated to reimburse our Managing Partners and certain Contributing Partners for the indemnifiable percentage of amounts that they are required to pay even though we did not receive the distribution to which that general partner obligation related.

Registration Rights

Pursuant to the Managing Partner Shareholders Agreement, we have granted Holdings, an entity through which our Managing Partners and Contributing Partners beneficially own their AOG Units, and its permitted transferees the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act our Class A shares held or acquired by them. Under the Managing Partner Shareholders Agreement, the registration rights holders (i) have “demand” registration rights that require us to register under the Securities Act the Class A shares that they hold or acquire, (ii) may require us to make available registration statements permitting sales of Class A shares they hold or acquire in the market from time to time over an extended period and (iii) have the ability to exercise certain piggyback registration rights in connection with registered offerings requested by other registration rights holders or initiated by us. We have agreed to indemnify each registration rights holder and certain related parties against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which such holder sells our shares, unless such liability arose from the holder’s misstatement or omission, and each registration rights holder has agreed to indemnify us against all losses caused by his misstatements or omissions. We have filed a shelf registration statement in connection with the rights described above.

Roll-Up Agreements

Pursuant to the Roll-Up Agreements, the Contributing Partners received interests in Holdings, which we refer to as AOG Units, in exchange for their contribution of assets to the Apollo Operating Group. The AOG Units received by our Contributing Partners and any units into which they have been exchanged are fully vested and tradable. Our Contributing Partners have the ability to direct Holdings to exercise Holdings’ registration rights described above under “—Managing Partner Shareholders Agreement—Registration Rights.”

Under their Roll-Up Agreements or other agreements, each of our Contributing Partners is subject to a noncompetition provision until the first anniversary of the date of termination of his service as a partner to us. During that period, our Contributing Partners are prohibited from (i) engaging in any business activity in which we operate, (ii) rendering any services to any alternative asset management business (other than that of us or our affiliates) that involves primarily (i.e., more than 50%) third-party capital or (iii) acquiring a financial interest in, or becoming actively involved with, any competitive business (other than as a passive holding of a specified percentage of publicly traded companies). In addition, our Contributing Partners are subject to non-solicitation, non-hire and noninterference covenants during employment and for at least 12 months thereafter. Our Contributing Partners are also bound to a non-disparagement covenant with respect to us and our Contributing Partners and to confidentiality restrictions. Resignation by any of our Contributing Partners shall require ninety days’ notice. Any restricted period applicable to a Contributing Partner will commence after the ninety-day notice of termination period.

Amended and Restated Exchange Agreement

We have entered into an exchange agreement with Holdings. The exchange agreement was amended and restated on May 6, 2013, and further amended and restated on each of March 5, 2014, May 5, 2016, April 28, 2017, September 5, 2019 and July 29, 2020. Under the exchange agreement, subject to certain procedures and restrictions (including any applicable transfer restrictions and lock-up agreements described above), each Managing Partner and Contributing Partner (or certain transferees thereof) has the right to (i) cause Holdings to exchange the AOG Units that he owns through Holdings for our Class A shares and to sell such Class A shares at the prevailing market price (or at a lower price that such Managing Partner or Contributing Partner is willing to accept) or (ii) establish a trading plan pursuant to Rule 10b5-1(c) of the Securities Exchange Act of 1934 (a “10b5-1 Plan”) using AOG Units.

With respect to exchanges not administered pursuant to a 10b5-1 Plan, prior to the opening of the Company’s trading window, an exchanging holder will deliver to the Company a non-binding notice of intent, which shall specify the maximum number of AOG Units that the holder intends to exchange. The notice of intent will be delivered: (i) for an exchange of more than 1 million AOG Units, 30 days before the opening of the trading window, and (ii) for an exchange of 1 million AOG Units or less, 10 days before the opening of the trading window. In addition, (x) a holder may provide an updated or revised notice of intent with respect to any trading window if (a) there has been a good faith change of intent, (b) the trading window does not open as scheduled, or (c) during the trading window the closing trading price of Class A shares on any date is at least 10% higher than the closing trading price per share on the day prior to the applicable date of the notice of intent, and (y) a holder that did not provide a notice of intent before the opening trading window may provide a notice of intent during such trading window, provided that, such holder shall not be entitled to do an exchange until at least 5 days after delivery of such notice of intent. If an exchanging holder decides to consummate a sale of Class A shares, the exchanging holder will deliver to the Company a notice of exchange specifying the number of AOG Units that shall be exchanged (which corresponds to the number of Class A shares that shall be sold) and the Company will deliver Class A shares to the exchanging holder’s broker within one business day. In addition to the forgoing exchange process, a holder also has the option to deliver a notice of exchange to the Company at least 10 days prior to the opening of the trading window specifying the number of AOG Units to be exchanged on the first business day of the trading window and such notice can be revoked, in whole but not in part, on or before the business day immediately preceding the applicable exchange date.

With respect to exchanges administered pursuant to 10b5-1 Plans, prior to the opening of the Company’s trading window, an exchanging holder who chooses to place AOG Units into one or more 10b5-1 Plans will deliver to the Company a non-binding notice of intent, which shall specify the maximum number of AOG Units that the holder intends to place into 10b5-1 Plans. The notice of intent will be delivered: (i) for a 10b5-1 Plan covering more than 1 million AOG Units, 30 days before the opening of the trading window, and (ii) for a 10b5-1 Plan covering 1 million AOG Units or less, 10 days before the opening of the trading window. In addition, (x) a holder may provide an updated or revised notice of intent with respect to any trading window if (a) there has been a good faith change of intent, (b) the trading window does not open as scheduled, or (c) during the trading window the closing trading price of Class A shares on any date is at least 10% higher than the closing trading price per share on the day prior to the applicable date of the notice of intent, and (y) a holder that did not provide a notice of intent before the opening trading window may provide a notice of intent during such trading window. When Class A shares are sold pursuant to an applicable 10b5-1 Plan, the exchanging holder will cause the broker to deliver to the Company a notice of exchange specifying the number of AOG Units that shall be exchanged (which corresponds to the number of Class A shares that shall be sold) and the Company will deliver Class A shares to the broker within one business day.

Amended and Restated Tax Receivable Agreement

As a result of each of the Apollo Operating Group entities having made an election under Section 754 of the Internal Revenue Code, any exchanges by a Managing Partner or Contributing Partner of AOG Units that he owns through Holdings (together with the corresponding interest in our Class B share) for our Class A shares may result in an adjustment to the tax basis of a portion of the assets owned by the Apollo Operating Group at the time of the exchange. The taxable exchanges may result in increases in the tax depreciation and amortization deductions from depreciable and amortizable assets, as well as an increase in the tax basis of other assets, of the Apollo Operating Group that otherwise would not have been available. A portion of these increases in tax depreciation and amortization deductions, as well as the increase in the tax basis of such other assets, will reduce the amount of tax that we would otherwise be required to pay in the future. Additionally, our acquisition of AOG Units from the Managing Partners or Contributing Partners, such as our acquisition of AOG Units from the Managing Partners in the Strategic Investors Transaction, have resulted, and may continue to result, in increases in tax deductions and tax basis that reduces the amount of tax that we would otherwise be required to pay in the future.

We have entered into a tax receivable agreement with our Managing Partners and Contributing Partners that provides for the payment by us to an exchanging or selling Managing Partner or Contributing Partner of 85% of the amount of actual cash savings, if any, in U.S. Federal, state, local and foreign income tax that we realize (or are deemed to realize in the case of an early termination payment by us or a change of control, as discussed below) as a result of these increases in tax deductions and tax basis, and certain other tax benefits, including imputed interest expense, related to payments pursuant to the tax receivable agreement. We expect to benefit from the remaining 15% of actual cash savings, if any, in income tax that it realizes. For purposes of the tax receivable agreement, cash savings in income tax will be computed by comparing our actual income tax liability to the amount of such taxes that we would have been required to pay had there been no increase to the tax basis of the tangible and intangible assets of the applicable Apollo Operating Group entity as a result of the transaction and had we not entered into the tax receivable agreement. The tax savings achieved may not ensure that we have sufficient cash available to pay our tax liability or generate additional distributions to our investors. Also, we may need to incur additional debt to repay the tax receivable agreement if our cash flow needs are not met. The term of the tax receivable agreement will continue until all such tax benefits have been utilized or expired, unless we exercise the right to terminate the tax receivable agreement by paying an amount based on the present value of payments remaining to be made under the agreement with respect to units that have been exchanged or sold and units which have not yet been exchanged or sold. Such present value will be determined based on certain assumptions, including that we would have sufficient taxable income to fully utilize the deductions that would have arisen from the increased tax deductions and tax basis and other benefits related to the tax receivable agreement.

The IRS could challenge our claim to any increase in the tax basis of the assets owned by the Apollo Operating Group that results from the exchanges entered into by the Managing Partners or Contributing Partners. The IRS could also challenge any additional tax depreciation and amortization deductions or other tax benefits we claim as a result of such increase in the tax basis of such assets. If the IRS were to successfully challenge a tax basis increase or tax benefits we previously claimed from a tax basis increase, our Managing Partners and Contributing Partners would not be obligated under the tax receivable agreement to reimburse us for any payments previously made to us (although future payments would be adjusted to reflect the result of such challenge). As a result, in certain circumstances, payments could be made to our Managing Partners and Contributing Partners under the tax receivable agreement in excess of 85% of our actual cash tax savings. In general, estimating the amount of payments that may be made to our Managing Partners and Contributing Partners under the tax receivable agreement is by its nature, imprecise, in the absence of an actual transaction, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis and the amount and timing of any payments under the tax receivable agreement will vary depending upon a number of factors, including:

•

the timing of the transactions-for instance, the increase in any tax deductions will vary depending on the fair market value, which may fluctuate over time, of the depreciable or amortizable assets of the Apollo Operating Group entities at the time of the transaction;

•

the price of our Class A shares at the time of the transaction-the increase in any tax deductions, as well as tax basis increase in other assets, of the Apollo Operating Group entities, is directly proportional to the price of the Class A shares at the time of the transaction; and

•

the amount and timing of our income—we will be required to pay 85% of the tax savings as and when realized, if any. If we do not have taxable income, we are not required to make payments under the tax receivable agreement for that taxable year because no tax savings were actually realized.

For the year ended December 31, 2019, we made payments totaling $33.6 million to our Managing Partners and executive officers (or to their estate planning vehicles) pursuant to the tax receivable agreement, related to tax benefits treated as realized thereunder by APO Corp. in 2018. Those payments included the following amounts: $10,940,005 for Mr. Black, $10,323,936 for Mr. Harris, $11,736,047 for Mr. Rowan, $407,297 for Mr. Kleinman, and $187,213 for Mr. Zelter. In connection with these payments, the Company made a pro rata distribution to APO Corp. and the Non-Controlling Interest Holders in the Apollo Operating Group, which resulted in Messrs. Black, Harris, Rowan, Kleinman, and Zelter (or their estate planning vehicles) ultimately receiving the following additional amounts: $17,145,165, $8,955,150, $7,854,771, $548,463, and $403,131, respectively.

In addition, the tax receivable agreement provides that, upon a merger, asset sale or other form of business combination or certain other changes of control, our (or our successor’s) obligations with respect to exchanged or acquired units (whether exchanged or acquired before or after such change of control) would be based on certain assumptions, including that we would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the tax receivable agreement.

Apollo Operating Group Governing Agreements

Pursuant to the governing agreements of the Apollo Operating Group entities, the indirect wholly-owned subsidiaries of Apollo Global Management, Inc. that are the general partners or managers of those entities have the right to determine when distributions will be made to the partners or members of the Apollo Operating Group and the amount of any such distributions. If a distribution is authorized, such distribution will be made to the partners or members of the Apollo Operating Group pro rata in accordance with their respective ownership interests.

The governing agreements of the Apollo Operating Group entities also provide that substantially all of our expenses, including substantially all expenses solely incurred by or attributable to Apollo Global Management, Inc., will be borne by the Apollo Operating Group; provided that obligations incurred under the tax receivable agreement by Apollo Global Management, Inc. and its wholly-owned subsidiaries, income tax expenses of Apollo Global Management, Inc. and its wholly-owned subsidiaries and indebtedness incurred by Apollo Global Management, Inc. and its wholly-owned subsidiaries shall be borne solely by Apollo Global Management, Inc. and its wholly-owned subsidiaries.

Employment Arrangements

Please see the section entitled “Executive Compensation—Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table” and “—Potential Payments upon Termination or Change in Control” for a description of the employment agreements of our NEOs who have employment agreements.

In addition, Joshua Black, a son of Leon Black, is currently employed by the Company as a Principal in the Company’s private equity business. He is entitled to receive a base salary, incentive compensation and employee benefits comparable to those offered to similarly situated employees of the Company. He is also eligible to receive an annual performance-based bonus in an amount determined by the Company in its discretion.

Firm Use of Private Aircraft

In the normal course of business, our personnel have made use of aircraft owned as personal assets by entities controlled by Messrs. Black, Rowan and Harris. Messrs. Black, Rowan and Harris paid for their respective purchases of the aircraft and bear all operating, personnel and maintenance costs associated with their operation for personal use. Payments by us for the business use of these aircraft by Messrs. Black, Rowan and Harris and other of our personnel are determined based on a specified hourly rate. In 2019, we made payments of $1,318,068, $1,412,202 and $2,432,141 for the use of such aircraft owned by entities controlled by Messrs. Black, Rowan and Harris, respectively.

Apollo Management Holdings, L.P. (“AMH”) leases an aircraft from time to time for business use from Bank of Utah, not in its individual capacity but solely as owner trustee (“BOU”), of an aircraft beneficially owned by MarCar 5000 LLC (“MarCar”), a company beneficially owned by Marc Rowan. For its flights under the lease, AMH pays rent to BOU and pays the costs to hire flight crew and operate the aircraft. The agreements were approved by the Conflicts Committee of the Board based on the Company’s interest in ensuring the safety and security of Mr. Rowan for his business flights for the Company. AMH also receives a waiver of liability claims from Mr. Rowan, MarCar and BOU. During the 2019 fiscal year, AMH paid rent of $109,989 under the lease, and paid additional costs of $67,705 for flight crew, fuel and operational expenses for its business use of the aircraft.

Investments in Apollo Funds

Our directors and executive officers are generally permitted to invest their own capital (or capital of estate planning vehicles that they control) directly in our funds and affiliated entities. In general, such investments are not subject to management fees, and in certain instances, may not be subject to performance fees. The opportunity to invest in our funds in the same manner is available to all of the senior Apollo professionals and to those of our employees whom we have determined to have a status that reasonably permits us to offer them these types of investments in compliance with applicable laws. From our inception through December 31, 2019, our professionals have committed or invested approximately $2.2 billion of their own capital to our funds.

The amount invested in our investment funds by our directors and executive officers (and their estate planning vehicles and immediate family members) during 2019 was $2,393,806, $7,006,883, $17,207,349, $4,730,506, $3,516,107, $551,933, $1,425,359, $1,093,147, $315,663, $2,603,706 and $43,331 for Messrs. Black, Harris, Rowan, Kleinman, Zelter, Kelly, Suydam, Civale, Ducey, Kraft, and Richards, respectively. The amount of distributions on their fund investments, including profits and return of capital to our directors and executive officers (and in some cases, certain estate planning vehicles controlled by them or their immediate family members) during 2019 was $26,436,431, $8,310,248, $23,778,541, $6,061,932, $3,916,259, $290,777, $2,010,616, $1,286,827, $398,851, $2,218,813 and $928 for Messrs. Black, Harris, Rowan, Kleinman, Zelter, Kelly, Suydam, Civale, Ducey, Kraft, and Richards, respectively.

Sub-Advisory Arrangements and Strategic Investment Accounts

From time to time, we have entered into sub-advisory arrangements with, or established strategic investment accounts for, certain of our directors and executive officers or vehicles they manage. Such arrangements have been approved in advance in accordance with our policy regarding transactions with related persons. In addition, such sub-advisory arrangements or strategic investment accounts have been entered into with, or advised by, an Apollo entity serving as investment advisor registered under the Investment Advisers Act, and any fee arrangements, if applicable, have been on an arms-length basis. The amount of such fees paid by our directors and executive officers or vehicles they manage to the Company during 2019 was $635,401 for Mr. Harris and $106,500 for Mr. Rowan.

Irrevocable Proxy with Tiger Global Management

The Class A shares beneficially owned (the “Subject Shares”) by advisory clients of Tiger Global Management, LLC and/or its related persons’ proprietary accounts (“Tiger”), as disclosed in “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters”, are subject to an irrevocable proxy pursuant to which AGM Management, LLC, our Class C Stockholder (the “Class C Stockholder”), has the right to vote all of such Subject Shares at any meeting of our stockholders and in connection with any written consent of our stockholders as determined in the sole discretion of our Class C Stockholder. Upon the sale by Tiger of the Subject Shares to a person or entity that is not an affiliate of Tiger, such portion of Subject Shares that are sold will be released from the proxy. The proxy terminates on the earlier of (x) June 30, 2021 and (y) the first date Tiger does not own more than 10% of our outstanding Class A shares.

Indemnification of Directors, Officers and Others

Under our certificate of incorporation, in most circumstances we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts: AGM Management, LLC in its capacity as the manager of Apollo Global Management, LLC, (the “Former Manager”); the Class C Stockholder; any person who is or was an affiliate of the Former Manager or the Class C Stockholder; any person who is or was a member, partner, tax matters partner, officer, director, employee, agent, fiduciary or trustee of us or our subsidiaries, the Former Manager or the Class C Stockholder or any affiliate of us or our subsidiaries, the Former Manager or the Class C Stockholder; any person who is or was serving at the request of the Former Manager or the Class C Stockholder or any affiliate of the Former Manager or the Class C Stockholder as an officer, director, employee, member, partner, tax matters partner, agent, fiduciary or trustee of another person; or any person designated by our board of directors as permitted by applicable law. We have agreed to provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct. We have also agreed to provide this indemnification for criminal proceedings. Any indemnification under these provisions will only be out of our assets. We may purchase insurance for any liabilities asserted against, and expenses incurred for, our activities, regardless of whether we would have the power to indemnify the person against liabilities under our certificate of incorporation.

We have entered into indemnification agreements with each of our directors, executive officers and certain of our employees which set forth the obligations described above.

We have also agreed to indemnify each of our Managing Partners and certain Contributing Partners against certain amounts that they are required to pay either in connection with a general partner obligation for the return of previously made performance fee distributions or a loan received in lieu of carried interest distributions, in each case, with respect to Fund IV, Fund V and Fund VI. See the above description of the indemnity provisions of the Managing Partner Shareholders Agreement.

Statement of Policy Regarding Transactions with Related Persons

The executive committee of our board of directors has adopted a written statement of policy regarding transactions with related persons, which we refer to as our “related person policy.” Our related person policy requires that a “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our Chief Legal Officer any “related person transaction” (defined as any transaction that is reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. Our Chief Legal Officer will then promptly communicate that information to the executive committee of our board of directors. No related person transaction will be consummated without the approval or ratification of the executive committee of our board of directors or any committee of our board of directors consisting exclusively of disinterested directors. It is our policy that persons interested in a related person transaction will recuse themselves from any vote of a related person transaction in which they have an interest.

AUDIT COMMITTEE REPORT

The audit committee has furnished the following report for our fiscal year ended December 31, 2019:

The audit committee is responsible for monitoring the integrity of our consolidated financial statements, our system of internal controls, our risk management, the qualifications, independence and performance of our independent registered public accounting firm and our compliance with related legal and regulatory requirements. The audit committee has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace our independent registered public accounting firm. The audit committee operates under a written charter adopted by the executive committee of our board of directors.

Management is primarily responsible for our financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Deloitte & Touche LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our annual consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The audit committee’s responsibility is to oversee and review the financial reporting process. The audit committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or accounting principles generally accepted in the United States or as to auditor independence. The audit committee relies, without independent verification, on the information provided to it and on the representations made by our management and our independent registered public accounting firm.

The audit committee held eight meetings in 2019. These meetings were designed, among other things, to facilitate and encourage communication among the audit committee, management and Deloitte & Touche LLP, our independent registered public accounting firm. At these meetings, among other things, the audit committee reviewed the consolidated financial statements contained in our quarterly and annual periodic reports, as applicable, as well as our earnings releases. In addition, the audit committee and management discussed with Deloitte & Touche LLP, an independent registered public accounting firm, the overall scope and plans for its audit.

At a meeting held subsequent to December 31, 2019, the audit committee reviewed and discussed with management and Deloitte & Touche LLP the audited consolidated financial statements for the year ended December 31, 2019, and the related report prepared by Deloitte & Touche LLP. The audit committee met with Deloitte & Touche LLP, with and without management present, to discuss the results of their examinations. Management represented to the audit committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The audit committee also discussed with Deloitte & Touche LLP matters that independent accounting firms must discuss with audit committees under generally accepted auditing standards and applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The audit committee also discussed with Deloitte & Touche LLP its independence from us. Deloitte & Touche LLP provided to the audit committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communication with audit committees concerning independence and represented that it is independent from us. The audit committee also received regular updates on the amount of fees and scope of audit and tax services provided by Deloitte & Touche LLP.

Based on the audit committee’s review and these meetings, discussions and reports, and subject to the limitations on the audit committee’s role and responsibilities referred to above and in its written charter, the audit committee recommended to the executive committee of our board of directors that our audited consolidated financial statements for our fiscal year ended December 31, 2019 be included in our annual report on Form 10-K filed with the SEC. The audit committee has also appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 and is presenting this selection to our stockholders for ratification.

Pauline Richards (Chairperson)

Michael Ducey

A.B. Krongard

The foregoing Report of the audit committee shall not be deemed under the Securities Act or the Exchange Act, to be (i) “soliciting material” or “filed” or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

PROPOSAL 2—ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (SAY ON PAY)

In accordance with Section 14A of the Exchange Act and the related rules of the SEC and as a matter of good corporate governance, a proposed resolution will be presented at the Annual Meeting asking our stockholders to approve, on an advisory basis, the compensation of the Company’s NEOs as disclosed in the Compensation Discussion and Analysis (“CD&A”), the Summary Compensation Table, and the related compensation tables, notes and narrative in this Proxy Statement.

As set forth in the CD&A below, the Company has designed its compensation programs to reflect the following philosophies: (i) alignment of interests with investors and shareholders (ii) significant personal investment (iii) long-term performance and commitment and (iv) discouragement of excessive risk-taking. Although the vote to approve executive compensation is purely advisory and non-binding, the Board of Directors values the opinions of our stockholders and will consider the results of the vote in determining the compensation of the NEOs and the Company’s compensation programs generally. The vote is not intended to address any specific item of compensation but rather the overall compensation of our NEOs and the policies and practices described in this Proxy Statement. If any stockholder wishes to communicate with the Board of Directors regarding executive compensation, the Board of Directors can be contacted using the procedures outlined in “Communications with the Board of Directors” set forth in this Proxy Statement.

Accordingly, we are asking for stockholder approval, on an advisory basis, of the following resolution:

“RESOLVED, that the compensation of the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion associated with the compensation tables in the Company’s proxy statement for its 2020 Annual Meeting of Stockholders is hereby APPROVED.”

The proposal will be approved by the affirmative vote of a majority of the shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will have the effect of voting “against” the proposal. Brokers do not have discretion to vote any uninstructed shares over the advisory vote to approve the compensation of our NEOs (say on pay).

The Board of Directors recommends that the stockholders vote FOR the approval, on an advisory basis, of the compensation paid by the Company to the NEOs as disclosed in this Proxy Statement.

EXECUTIVE OFFICERS

The names of the current executive officers of the Company (and their respective ages as of the date of this Proxy Statement) are set forth below.

Name	Age	Position(s)
Leon Black	69	Chairman, Chief Executive Officer and Director
Joshua Harris	55	Senior Managing Director and Director
Marc Rowan	58	Senior Managing Director and Director
Anthony Civale	46	Co-Chief Operating Officer
Martin Kelly	53	Chief Financial Officer and Co-Chief Operating Officer
Scott Kleinman	47	Co-President
John Suydam	60	Chief Legal Officer
James Zelter	58	Co-President

Anthony Civale. Mr. Civale joined Apollo in 1999 and serves as Co-Chief Operating Officer of Apollo, a position he has held since January 2019. Prior to his current role, Mr. Civale served as Lead Partner and Chief Operating Officer of Apollo’s credit business since 2011. Prior to 2011, Mr. Civale was a Senior Partner in Apollo’s private equity business and served on the Board of Directors of Berry Plastics Group, Goodman Global, Harrah’s Entertainment, HFA Holdings Limited, and Prestige Cruises. Mr. Civale has also been involved in charitable endeavors including his service on the Board of Trustees of Middlebury College and the Board of Directors of both Youth, I.N.C. and Focus For a Future. Before joining Apollo, Mr. Civale was employed by Deutsche Bank Securities, Inc. and Bankers Trust Company within the Corporate Finance division responsible for sourcing, structuring and executing financing and merger and acquisition advice for the firm’s private equity clients. Mr. Civale graduated from Middlebury College with a B.A. in Political Science.

Martin Kelly. Mr. Kelly joined Apollo in 2012 as Chief Financial Officer and now also serves as Co-Chief Operating Officer of Apollo, a position he has held since January 2019. From 2008 to 2012, Mr. Kelly was with Barclays Capital and, from 2000 to 2008, Mr. Kelly was with Lehman Brothers Holdings Inc. Prior to departing Barclays Capital, Mr. Kelly served as Managing Director, CFO of the Americas, and Global Head of Financial Control for their Corporate and Investment Bank. Prior to joining Lehman Brothers in 2000, Mr. Kelly spent 13 years with PricewaterhouseCoopers LLP, including serving in the Financial Services Group in New York from 1994 to 2000. Mr. Kelly was appointed a Partner of the firm in 1999. Mr. Kelly received a degree in Commerce, majoring in Finance and Accounting, from the University of New South Wales in 1989.

Scott Kleinman. Mr. Kleinman is Co-President of Apollo Global Management, Inc. since January 2018, with responsibility for all of Apollo’s revenue-generating and investing business across its integrated alternative investment platform. Mr. Kleinman, who focuses on Apollo’s equity and opportunistic businesses as well as its financial institutions and insurance activities, joined Apollo in 1996, and in 2009 he was named Lead Partner for Private Equity, a position he held until October 2019. Prior to joining Apollo, Mr. Kleinman was a member of the Investment Banking division at Smith Barney Inc. Mr. Kleinman serves on the board of directors of Athene Holding Ltd. In 2014, Mr. Kleinman founded the Kleinman Center for Energy Policy at the University of Pennsylvania. He is a member of the Board of Overseers at the University of Pennsylvania Stuart Weitzman School of Design. Mr. Kleinman received a BA and BS from the University of Pennsylvania and the Wharton School of Business, respectively, graduating magna cum laude, Phi Beta Kappa.

John Suydam. Mr. Suydam joined Apollo in 2006 and serves as Apollo’s Chief Legal Officer. From 2002 to 2006, Mr. Suydam was a partner at O’Melveny & Myers LLP where he served as head of Mergers and Acquisitions and co-head of the Corporate Department. Prior to that time, Mr. Suydam served as Chairman of the law firm O’Sullivan, LLP which specialized in representing private equity investors. Mr. Suydam serves on the boards of The Legal Action Center, Environmental Solutions Worldwide, Inc. and New York University School

of Law. Mr. Suydam received his J.D. from New York University and graduated magna cum laude with a B.A. in History from the State University of New York at Albany.

James Zelter. Mr. Zelter joined Apollo in 2006 and serves as Co-President of Apollo and Chief Investment Officer of Apollo’s credit business. Mr. Zelter has served as Chief Investment Officer of Apollo’s credit business since 2006 and became Co-President in January 2018. Since 2006, Mr. Zelter has also served in several senior roles at Apollo Investment Corporation, a publicly traded vehicle managed by Apollo, and served as a director on its board of directors from 2006 to 2020. Prior to joining Apollo, Mr. Zelter was with Citigroup Inc. and its predecessor companies from 1994 to 2006. From 2003 to 2005, Mr. Zelter was Chief Investment Officer of Citigroup Alternative Investments, and prior to that he was responsible for Citigroup’s Global High Yield franchise. Prior to joining Citigroup in 1994, Mr. Zelter was a High Yield Trader at Goldman, Sachs & Co. Mr. Zelter has significant experience in global credit markets and has overseen the broad expansion of Apollo’s credit platform. He is a board member of DUMAC, the investment management company that oversees both Duke University’s endowment and the Duke Endowment. Mr. Zelter has a B.A. in Economics from Duke University.

The biographical information for Messrs. Black, Harris and Rowan are set forth above under “Board of Directors” above.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

We currently have two principal types of performance fee programs, which we refer to as dedicated and incentive pool. Messrs. Kelly, Kleinman, Suydam and Civale have been awarded rights to participate in a dedicated percentage of the performance fee income earned by the general partners of certain of our funds, Mr. Kleinman received additional performance fee rights in 2019 and Messrs. Kelly and Civale were notified in 2019 that they would receive additional performance fee rights in 2020. Dedicated performance fee rights in our private equity funds are typically subject to vesting, which rewards long-term commitment to the firm and thereby enhances the alignment of participants’ interests with the Company. As with amounts distributed in respect of other performance fees, our financial statements characterize performance fee income allocated to participating professionals in respect of their dedicated performance fee rights as compensation. Amounts paid in respect of dedicated performance fees are included in the “All Other Compensation” column of the summary compensation table.

Alignment of Interests with Investors and Stockholders. Our principal compensation philosophy is to align the long-term interests of our Managing Partners and other senior professionals with those of our Class A stockholders and fund investors. This alignment, which we believe is a key driver of our success, has been achieved principally by our Managing Partners’ and other investment professionals’ direct beneficial ownership of equity in our business in the form of AOG Units and Class A shares, their rights to receive a portion of the performance fees earned from our funds or to receive compensation based on the level of performance fees earned, the direct investment by our Managing Partners and other investment professionals in our funds, and our practice of paying annual compensation partly in the form of equity-based grants that are subject to vesting. As a result of this alignment, the compensation of our professionals is closely tied to the long-term performance of our businesses.

Significant Personal Investment. Our investment professionals generally make significant personal investments in our funds (as more fully described under “Certain Relationships and Related Transactions, and Director Independence”), directly or indirectly, and our professionals who receive rights to performance fees (excluding rights in respect of non-drawdown-style funds and certain pooled performance fee vehicles) from our funds are generally required to invest their own capital in the funds on which they work in amounts that are proportionate to the size of their participation in performance fees. We believe that these investments help to ensure that our professionals have capital at risk and reinforce the linkage between the success of the funds we manage, the success of the Company and the compensation paid to our professionals. Our eligible professionals are generally permitted to invest in our funds free of management fees, and in certain instances, performance fees. These opportunities further align our employees with our fund investors and Class A stockholders, encourage our professionals to work across our integrated platform, and bolster links among our various businesses.

Long-Term Performance and Commitment. Most of our professionals have been issued RSUs, which provide rights to receive Class A shares and, in some instances, distribution equivalents on those shares. The vesting requirements and minimum retained ownership requirements for these awards contribute to our professionals’ focus on long-term performance while enhancing retention of these professionals. Certain of the RSUs granted to our investment professionals vest based on both continued service and the Company’s receipt of performance fees, within prescribed periods, sufficient to cover the associated equity-based compensation expense. We believe that the addition of these performance measures helps to promote the interests of our Class A stockholders and fund investors by making RSU vesting contingent on the realization and distribution of profits on our funds. RSUs are not awarded to our Managing Partners, whose beneficial ownership of equity interests in the Company is generally in the form of AOG Units, as discussed below under “—Note on Distributions on Apollo Operating Group Units.” By requiring our NEOs to be subject to non-competition, confidentiality and other limitations on behavior described below under “—Potential Payments upon Termination or Change in Control,” we further reinforce our culture of fiduciary protection of our fund investors and stockholders.

Discouragement of Excessive Risk-Taking. Although investments in alternative assets can pose risks, we believe that our compensation program includes significant elements that discourage excessive risk-taking while aligning the compensation of our professionals with our long-term performance. For example, notwithstanding that we accrue compensation for our performance fee programs (described below) as increases in the value of the portfolio investments are recorded in the related funds, we generally make payments in respect of performance fee allocations to our employees only after profitable investments have actually been realized. Similarly, for our funds that pay incentive fees, employees receive distributions of such fees only after the fund has appreciated in value (typically above a specified level) during the applicable period. This helps to ensure that our professionals take a long-term view that is consistent with the interests of the Company, our stockholders and the investors in our funds. Moreover, if a drawdown-style fund fails to achieve specified investment returns due to diminished performance of later investments, our performance fee program relating to that fund generally permits, for the benefit of the limited partner investors in that fund, the return of performance fee distributions (generally net of tax) previously made to us or our employees. These provisions discourage excessive risk-taking and promote a long-term view that is consistent with the interests of our fund investors and stockholders. Our general requirement that our professionals who hold direct performance fee rights in our drawdown-style funds, invest in those funds, further aligns the interests of our professionals, fund investors and Class A stockholders. Finally, the minimum retained ownership requirements of our RSUs, as well as a requirement that a portion of the performance fee rights of certain investment professionals be settled either in the form of RSUs or by using a portion of the amounts received to purchase Class A restricted shares, discourage excessive risk-taking because the value of these interests is tied directly to the long-term performance of our Class A shares.

Note on Distributions on Apollo Operating Group Units

We note that all of our Managing Partners, as well as Scott Kleinman, beneficially own AOG Units that they received in 2007 in anticipation of our 2011 initial public offering, in exchange for contributing certain partnership interests they then held in the Company. As of December 31, 2019, the Managing Partners and Contributing Partners, including Mr. Kleinman beneficially owned, through their interest in Holdings, approximately 44.7% of the total limited partner interests in the Apollo Operating Group. When made, distributions on these units are in the same amount per unit as distributions made to us in respect of the AOG Units we hold. Although distributions on AOG Units are distributions on equity rather than compensation, they play a central role in aligning their holders’ interests with those of our Class A stockholders, which is consistent with our compensation philosophy.

Compensation Elements for Named Executive Officers

Consistent with our emphasis on alignment of interests with our fund investors and Class A stockholders, compensation elements tied to the profitability of our different businesses and that of the funds that we manage are the primary means of compensating our five executive officers listed in the tables below, or the “named executive officers.” The key elements of the compensation of our NEOs during fiscal year 2019 are described below. We distinguish among the compensation components applicable to our NEOs as appropriate in the below summary. Messrs. Black, Harris and Rowan are the three members of the group referred to elsewhere in this report as the “Managing Partners.” On January 15, 2019, we promoted one of our investment professionals, Anthony Civale, to the position of Co-Chief Operating Officer, causing him to become an executive officer.

Annual Salary. Each of our NEOs receives an annual salary. We believe that the compensation of our investment professionals, including Messrs. Kleinman and Civale, should primarily be tied to the profitability of our different businesses and managed funds, and accordingly annual salaries constitute a relatively small component of the overall compensation of our NEOs who are investment professionals. The base salaries of our NEOs are set forth in the Summary Compensation Table below, and those base salaries were set by our Managing Partners in their judgment after considering the historic compensation levels of the officer, competitive market dynamics, and each officer’s level of responsibility and anticipated contributions to our overall success.

RSUs. In January or February of each year, a portion of the annual compensation (which we refer to as Bonus Grants) of certain of our NEOs is granted in the form of RSUs that generally are subject to three-year vesting and minimum retained ownership requirements. All NEOs who receive RSUs are required to retain at least 25% of any Class A shares issued to them pursuant to all other RSU awards (including Bonus Grants), in each case net of the number of gross shares sold or netted to pay applicable income or employment taxes. Because the Summary Compensation Table and Grant of Plan-Based Awards Table below properly list only those stock awards that were granted in 2019, those tables do not include Bonus Grants for services provided in 2019. In 2019, certain RSU awards previously granted to Messrs. Civale, Kelly and Kleinman were modified (with no increase in associated accounting expense) to vest based on both continued service and the Company’s receipt of performance fees, within prescribed periods, sufficient to cover the associated equity-based compensation expense, rather than vesting solely based on continued service. Under a feature of those awards designed to ease the transition from solely time-based vesting, Messrs. Civale and Kelly received in 2019 additional RSUs that, based on the Company’s receipt of performance fees later that same year, have satisfied their performance fee vesting conditions.

Performance Fees. Performance fee entitlements with respect to our funds confer rights to participate in distributions made to investors following the realization of an investment or receipt of operating profit from an investment by the fund, provided the fund has attained a specified performance return. Distributions of performance fees from limited life funds generally are subject to contingent repayment (generally net of tax) if the fund fails to achieve specified investment returns due to diminished performance of later investments, while distributions of operating profit earned from funds that are not designed to have a limited life are generally not subject to contingent repayment. The actual gross amount of performance fees available for distribution are a function of the performance of the applicable fund. For these reasons, we believe that participation in performance fees generated by our funds aligns the interests of our participating NEOs with those of our Class A shareholders and fund investors.

We currently have two principal types of performance fee programs, which we refer to as dedicated and incentive pool. Messrs. Kelly, Kleinman, Suydam and Civale have been awarded rights to participate in a dedicated percentage of the performance fee income earned by the general partners of certain of our funds, Mr. Kleinman received additional performance fee rights in 2019 and Messrs. Kelly and Civale were notified in 2019 that they would receive additional performance fee rights in 2020. Dedicated performance fee rights in our private equity funds are typically subject to vesting, which rewards long-term commitment to the firm and thereby enhances the alignment of participants’ interests with the Company. As with amounts distributed in respect of other performance fees, our financial statements characterize performance fee income allocated to participating professionals in respect of their dedicated performance fee rights as compensation. Amounts paid in respect of dedicated performance fees are included in the “All Other Compensation” column of the summary compensation table.

Our performance-based incentive arrangement referred to as the incentive pool further aligns the overall compensation of certain of our professionals to the realized performance of our business. The incentive pool provides for compensation based on realized performance fees and enhances our capacity to offer competitive compensation opportunities to our professionals. “Realized performance fees” means performance fees earned by the general partners of our funds under the applicable fund limited partnership agreements based upon transactions that have closed or other rights to cash that have become fixed in the applicable calendar year period. Under this arrangement, Messrs. Kelly, Kleinman, Suydam and Civale, among other of our professionals, received incentive pool performance fees earned during 2019. Allocations to participants in the incentive pool have both a mandatory component and a discretionary component, both of which may vary year-to-year, including as a result of our overall realized performance and the contributions and performance of each participant. The Managing Partners determine the amount of the realized performance fees to place into the incentive pool in their discretion after considering various factors, including Company profitability, management company cash requirements and anticipated future costs, provided that the incentive pool consists of an amount equal to at least one percent (1%) of the realized performance fees attributable to profits generated after creation of the incentive pool that were taxable in the applicable year and not allocable to dedicated performance fee entitlements. Each participant in the incentive pool is entitled to receive, as a mandatory component of participation in the incentive pool, his or her pro rata share of this 1% amount each year, provided the participant remains employed by us at the time of allocation. Our financial statements characterize the performance fee income allocated to participating professionals in respect of incentive pool interests as compensation. The “All Other Compensation” column of the summary compensation table includes actual distributions paid from the incentive pool.

Performance Fee Restricted Shares and RSUs. We require that a portion of the performance fees distributed by certain of the investment funds we manage be used by our employees who participate in those amounts to purchase Class A restricted shares, or that a portion is delivered to them as a grant of RSUs, in each case that are issued under our 2019 Omnibus Equity Incentive Plan. This practice further promotes alignment with our Class A stockholders and motivates participating professionals to maximize the success of the Company as a whole. Like our Bonus Grant RSUs, these restricted shares and RSUs are generally subject to three-year vesting, which fosters retention. In accordance with applicable rules, the Summary Compensation Table and Grants of Plan-Based Awards Table include the restricted shares and RSUs acquired by our NEOs in 2019 in respect of performance fee amounts received.

Determination of Compensation of Named Executive Officers

Our Managing Partners, as members of the executive committee of our board of directors, make all final determinations regarding named executive officer compensation. Decisions about the variable elements of a named executive officer’s compensation, including participation in our performance fee programs, discretionary bonuses (if any) and grants of equity-based awards, are based primarily on our Managing Partners’ assessment of such named executive officer’s individual performance, operational performance for the department or division in which the officer (other than a Managing Partner) serves, and the officer’s impact on our overall operating performance and potential to contribute to long-term shareholder value. In evaluating these factors, our Managing Partners do not utilize quantitative performance targets but rather rely upon their judgment about each named executive officer’s performance to determine an appropriate reward for the current year’s performance. The determinations by our Managing Partners are ultimately subjective, are not tied to specified annual, qualitative or individual objectives or performance factors, and reflect discussions among the Managing Partners. Factors that our Managing Partners typically consider in making such determinations include the named executive officer’s type, scope and level of responsibilities, active participation in managing a team of professionals, corporate citizenship and the named executive officer’s overall contributions to our success. Our Managing Partners also consider each named executive officer’s prior-year compensation, the appropriate balance between incentives for long-term and short-term performance, competitive market dynamics, compensation provided to the named executive officer by other entities, and the compensation paid to the named executive officer’s peers within the Company.

We believe that the compensation of our investment professionals should primarily be tied to the profitability of our different businesses and managed funds. Consistent with past years, our Managing Partners in 2019 provided that annual salaries constituted a relatively small component of the overall compensation of our NEOs who are investment professionals. The Managing Partners considered, except with regard to the compensation of Mr. Black, our NEOs’ historical role, the particulars of the business units on which they focus, their capital contribution obligations and their performance fee entitlements when determining their individual compensation terms. The Managing Partners determined that, based on the above factors, including the NEOs’ overall compensation levels, a discretionary cash bonus would not be awarded to any named executive officer for 2019. For a discussion of our Managing Partners’ determinations in respect of our RSU program, see below under “—Narrative Disclosure to the Summary Compensation Table and Grants of Plan—Based Awards Table—Awards of Restricted Share Units Under the Equity Plan.”

Section 162(m) of the Internal Revenue Code (“Section 162(m)”), generally disallows, absent a “grandfathering” or other available exemption, a tax deduction to public companies for compensation paid in excess of $1 million to “covered employees” under Section 162(m) (generally, such company’s chief executive officer, its chief financial officer, its three other highest paid executive officers, and certain individuals who were covered employees in years other than the then-current taxable year).

Under proposed regulations issued in December 2019 that reverse a longstanding position of the Internal Revenue Service, beginning in 2020, Section 162(m) would apply to corporations, such as the Company, in respect of the compensation of covered employees of an operating partnership for which the compensation deduction is allocable to the corporation based on its interest in the partnership. While most of the compensation payable to our covered employees is eligible for the grandfathering exception, the executive committee of our board of directors reserves the right to provide compensation opportunities that may not be deductible under Section 162(m) in order to maintain flexibility with regard to the incentive compensation programs applicable to the Company’s executive officers.

Compensation Committee Interlocks and Insider Participation

Our board of directors does not have a compensation committee. Our Managing Partners, as the members of the executive committee of the board of directors, make all compensation determinations with respect to executive officer compensation. For a description of certain transactions between us and the Managing Partners, see “Certain Relationships and Related Transactions, and Director Independence.”

COMPENSATION COMMITTEE REPORT

As noted above, our board of directors does not have a compensation committee. The executive committee of our board of directors identified below has reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, based on such review and discussion, has determined that the Compensation Discussion and Analysis should be included in this Proxy Statement.

Leon Black

Joshua Harris

Marc Rowan

The foregoing Compensation Committee Report shall not be deemed under the Securities Act or the Exchange Act to be (i) “soliciting material” or “filed” or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

Summary Compensation Table

The following summary compensation table sets forth information concerning the compensation earned by, awarded or paid to our principal executive officer, our principal financial officer, and our three other most highly compensated executive officers for the fiscal year ended December 31, 2019. The earnings of Mr. Black, a Managing Partner and our chief executive officer, derive predominantly from distributions he receives as a result of his indirect beneficial ownership of AOG Units and his rights under the tax receivable agreement, rather than from compensation, and accordingly are not included in the tables below. The earnings of Mr. Kleinman from his AOG Units and tax receivable agreement rights also do not appear in the tables below. The executive officers named in the table are referred to as the NEOs.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Leon Black, Chairman, Chief Executive Officer and Director	2019	100,000	—	160,175	260,175
	2018	100,000	—	152,617	252,617
	2017	100,000	—	151,888	251,888
Martin Kelly, Chief Financial Officer and Co-Chief Operating Officer	2019	1,000,000	2,597,962	1,910,017	5,507,979
	2018	1,000,000	533,079	1,519,014	3,052,093
	2017	1,000,000	19,183	1,499,776	2,518,959
Scott Kleinman, Co-President	2019	1,200,000	1,722,326	15,692,878	18,615,204
	2018	1,200,000	30,151,932	13,964,975	45,316,907
John Suydam, Chief Legal Officer	2019	2,000,000	577,539	1,604,156	4,181,695
	2018	2,000,000	726,338	1,688,644	4,414,982
	2017	2,000,000	49,430	1,283,090	3,332,520
Anthony Civale, Co-Chief Operating Officer	2019	100,000	244,466	2,783,160	3,127,626

(1)

For Messrs. Kelly, Kleinman, Suydam and Civale, represents the aggregate grant date fair value of stock awards granted, as applicable, computed in accordance with FASB ASC Topic 718. The amounts shown do not reflect compensation actually received by the NEOs, but instead represent the aggregate grant date fair value of the awards. See note 13 to our consolidated financial statements for further information concerning the assumptions made in valuing our RSU awards.

(2)

Amounts included for 2019 represent, in part, actual cash distributions in respect of dedicated performance fee rights for Mr. Kelly of $825,017, for Mr. Kleinman of $12,392,878, for Mr. Suydam of $1,526,204 and for Mr. Civale of $2,623,015. The 2019 amounts also include actual incentive pool cash distributions of $1,085,000 for Mr. Kelly, $3,300,000 for Mr. Kleinman, $67,843 for Mr. Suydam and $41,323 for Mr. Civale. For Mr. Civale, the amount also includes $118,822 in cash he received in respect of other dedicated performance fee rights. The “All Other Compensation” column for 2019 also includes costs relating to Company-provided cars and drivers for the business and personal use of Messrs. Black and Suydam. We provide this benefit because we believe that its cost is outweighed by the convenience, increased efficiency and added security and confidentiality that it offers. The personal use cost was approximately $144,720 for Mr. Black and includes both fixed and variable costs, including lease costs, driver compensation, driver meals, fuel, parking, tolls, repairs, maintenance and insurance. Except as discussed in this paragraph, no 2019 perquisites or personal benefits individually exceeded the greater of $25,000 or 10% of the total amount of all perquisites and other personal benefits reported for the named executive officer. The 2019 cost of excess liability insurance provided to our NEOs, and of personal car use for Mr. Suydam, falls below this threshold. Mr. Kleinman, Mr. Kelly, Mr. Suydam and Mr. Civale did not receive perquisites or personal benefits in 2019, except for incidental benefits having an aggregate value of less than $10,000. Our NEOs also receive secretarial support with respect to personal matters. We incur no incremental cost for the provision of such additional benefits. Accordingly, no such amount is included in the Summary Compensation Table.

Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table

Employment, Non-Competition and Non-Solicitation Agreement with Chairman and Chief Executive Officer, Leon Black

On January 4, 2017, we entered into an employment, non-competition and non-solicitation agreement with Leon Black, our chairman and chief executive officer and a member of the executive committee of our board of directors. This agreement, which provides for an annual salary of $100,000 and the right to participate in our employee benefit plans as in effect from time to time, has a three-year term. The term has expired but Mr. Black’s employment is continuing in accordance with the agreement’s terms, consistent with past practice.

Employment, Non-Competition and Non-Solicitation Agreement with Chief Financial Officer and Co-Chief Operating Officer, Martin Kelly

On July 2, 2012, we entered into an employment, non-competition and non-solicitation agreement with Martin Kelly, our chief financial officer and co-chief operating officer. His annual base salary is $1,000,000. Mr. Kelly is eligible for an annual bonus in an amount to be determined by the Managing Partners in their discretion. As provided in the agreement, Mr. Kelly participates in the incentive pool and is eligible to receive distributions thereunder.

Employment, Non-Competition and Non-Solicitation Agreement with Co-President, Scott Kleinman

On November 12, 2017, in connection with his promotion to Co-President, we entered into an employment agreement with Scott Kleinman that provided for a grant to him of 800,000 RSUs. On July 3, 2018, we entered into a letter agreement with Mr. Kleinman, effective as of January 1, 2018. The letter agreement provides that Mr. Kleinman is entitled to base pay of $1,200,000 per year and to distributions from our incentive pool or other amounts totaling at least $3,300,000 annually, a portion of which is provided in the form of Bonus Grant RSUs. Mr. Kleinman holds dedicated performance fee rights in respect of various of our funds. These interests are generally subject to vesting. As required by the terms of his performance fee arrangements, Mr. Kleinman has made investments of his own capital in various of our funds.

Employment, Non-Competition and Non-Solicitation Agreement with Chief Legal Officer, John Suydam

On July 19, 2017, we entered into an employment, non-competition and non-solicitation agreement with John Suydam, our chief legal officer, which we amended on December 20, 2019. Pursuant to the agreement, Mr. Suydam is entitled to an annual base salary of $2,000,000 ($2,500,000 beginning in 2020) and an annual equity-based award that, for services provided in 2019, had an aggregate value of $500,000 and vesting in three equal annual installments. On November 7, 2018, we entered into a letter agreement with Mr. Suydam regarding the vesting of his equity awards pursuant to which he vested in all unvested RSUs and restricted shares outstanding on January 1, 2020. RSUs and restricted shares that vest under the letter agreement are subject to forfeiture in the event of a breach of his noncompetition obligations. Beginning in 2020, Mr. Suydam’s annual equity-based award will be in the form of RSUs that have an aggregate value of $3,750,000 and vest in four equal quarterly installments, subject to the Company’s receipt of performance fees, within prescribed periods, sufficient to cover the associated equity-based compensation expense.

Employment, Non-Competition and Non-Solicitation Agreement with Co-Chief Operating Officer, Anthony Civale

We entered into an amended and restated employment agreement with Anthony Civale dated February 20, 2020. The agreement provides for base pay of $100,000 per year. Pursuant to the agreement, Mr. Civale holds dedicated performance fee rights in respect of our credit funds. These interests are subject to vesting or to the right to retain such interests for a limited period following his employment termination. As required by the terms of his performance fee arrangements, Mr. Civale has made investments of his own capital in various of our funds.

Awards of Restricted Shares Under the Equity Plan

Our equity plan, previously known as the 2007 Omnibus Equity Incentive Plan, was amended and restated, and approved by our shareholders, effective July 22, 2019, at which time it was renamed the 2019 Omnibus Equity Incentive Plan. Grants of restricted Class A shares under the plan have been made to Messrs. Kleinman, Kelly, Suydam and Civale as a result of their participation in performance fee programs that require that a portion of the performance fee amounts be used to purchase restricted Class A shares, or is settled in the form of a grant of RSUs. The restricted Class A shares vest in three equal annual installments from a vesting date specified at the time of the award. The restricted Class A shares participate in any distributions made on our Class A shares and are not subject to our minimum retained share ownership requirements. The number of restricted Class A shares that were granted in 2019 was determined pursuant to the formula prescribed by the applicable performance fee program, which converts the specified portion of the performance fee income to be distributed into a number of shares based on the volume weighted average price as of a prescribed date in the applicable calendar quarter.

Grants of Plan-Based Awards

The following table presents information regarding RSUs and restricted Class A shares granted to Messrs. Kelly, Kleinman, Suydam and Civale under our 2019 Omnibus Equity Incentive Plan in 2019. No options were granted to a named executive officer in 2019.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(#)(1)	Grant Date Fair Value or Modification Date Incremental Fair Value of Stock and Option Awards ($)(2)
Leon Black	—	—	—
Martin Kelly	January 10, 2019	19,747	500,784
	January 10, 2019	100,241	2,057,948
	February 19, 2019	48	1,445

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(#)(1)	Grant Date Fair Value or Modification Date Incremental Fair Value of Stock and Option Awards ($)(2)
	May 17, 2019	308	10,042
	May 21, 2019	313	9,994
	August 15, 2019	50	1,632
	November 1, 2019	147	6,131
	November 18, 2019	232	9,986
Scott Kleinman	January 10, 2019	9,231	234,098
	February 19, 2019	3,532	106,295
	May 17, 2019	16,342	532,818
	August 15, 2019	3,644	118,957
	November 18, 2019	16,963	730,157
John Suydam	January 10, 2019	20,048	508,417
	February 19, 2019	249	7,494
	May 17, 2019	793	25,855
	August 15, 2019	128	4,179
	November 18, 2019	734	31,594
Anthony Civale	February 19, 2019	3,818	117,976
	February 19, 2019	332	9,992
	May 17, 2019	1,057	34,463
	May 17, 2019	214	6,977
	August 15, 2019	171	5,582
	November 1, 2019	256	10,678
	November 18, 2019	1,366	58,798

(1)

Represents the number of RSUs and restricted Class A shares granted, as applicable. RSUs and Restricted shares are discussed above under “—Compensation Elements for Named Executive Officers—RSUs” and “—Compensation Elements for Named Executive Officers—Restricted Shares,” respectively.

(2)

Represents the aggregate grant date fair value of the RSUs and restricted Class A shares granted in 2019, computed in accordance with FASB ASC Topic 718. The amounts shown do not reflect compensation actually received, but instead represent the aggregate grant date fair value of the award.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding unvested RSU and restricted Class A share awards made by us to our NEOs under our 2019 Omnibus Equity Incentive Plan that were outstanding at December 31, 2019. Our NEOs did not hold any options at fiscal year-end.

		Stock Awards
Name	Date of Grant	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)(26)
Leon Black	—	—	—
Martin Kelly	November 18, 2019	232(1)	11,069
	November 1, 2019	147(2)	7,013
	August 15, 2019	50(3)	2,385
	May 21, 2019	209(4)	9,971
	May 17, 2019	308(6)	14,695
	February 19, 2019	32(8)	1,527
	January 10, 2019	100,241(9)	4,782,498
	January 10, 2019	13,165(10)	628,102

		Stock Awards
Name	Date of Grant	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)(26)
	November 15, 2018	277(11)	13,216
	August 15, 2018	112(13)	5,344
	May 4, 2018	365(14)	17,414
	February 5, 2018	178(18)	8,492
	January 8, 2018	4,683(20)	223,426
	November 17, 2017	11(22)	525
	November 17, 2017	33(23)	1,574
	August 3, 2017	41(22)	1,956
	May 1, 2017	127(24)	6,059
Scott Kleinman	November 18, 2019	16,963(1)	809,305
	August 15, 2019	3,644(3)	173,855
	May 17, 2019	16,342(6)	779,677
	February 19, 2019	2,355(8)	112,357
	January 10, 2019	6,154(9)	293,607
	November 15, 2018	20,163(11)	961,977
	August 15, 2018	8,122(13)	387,501
	May 4, 2018	22,373(16)	1,067,416
	February 5, 2018	12,931(18)	616,938
	January 8, 2018	640,000(21)	30,534,399
	November 17, 2017	2,359(23)	112,548
	November 17, 2017	769(22)	36,689
	August 3, 2017	2,955(22)	140,983
	May 1, 2017	6,713(24)	320,277
John Suydam	November 18, 2019	734(1)	35,019
	August 15, 2019	128(3)	6,107
	May 17, 2019	793(6)	37,834
	February 19, 2019	166(8)	7,920
	January 10, 2019	13,366(9)	637,692
	November 15, 2018	1,423(11)	67,891
	August 15, 2018	466(13)	22,233
	May 4, 2018	939(16)	44,800
	February 5, 2018	862(18)	41,126
	January 8, 2018	4,930(19)	235,210
	November 17, 2017	27(22)	1,288
	November 17, 2017	83(23)	3,960
	August 3, 2017	104(22)	4,962
	May 1, 2017	325(24)	15,506
Anthony Civale	November 18, 2019	1,366(1)	65,172
	November 1, 2019	256(2)	12,214
	August 15, 2019	171(3)	8,158
	May 17, 2019	214(5)	10,210
	May 17, 2019	1,057(6)	50,429
	February 19, 2019	2,546(7)	121,470
	February 19, 2019	222(8)	10,592
	November 15, 2018	1,898(11)	90,554
	November 15, 2018	33(12)	1,574
	August 15, 2018	764(13)	36,450
	June 5, 2018	830,616(14)	39,628,689

		Stock Awards
Name	Date of Grant	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)(26)
	May 16, 2018	719(15)	34,303
	May 4, 2018	1,447(16)	69,036
	February 5, 2018	1,217(17)	58,063
	February 5, 2018	148(23)	7,061
	January 8, 2018	1,479(20)	70,563
	November 17, 2017	36(22)	1,718
	November 17, 2017	221(23)	10,544
	August 3, 2017	139(22)	6,632
	May 1, 2017	2,229(24)	106,346
	May 1, 2017	434(24)	20,706
	July 14, 2014	10,417(25)	496,995

(1)	Restricted Class A shares that vest in substantially equal annual installments on August 15 of each of 2020, 2021 and 2022.
(2)	RSUs that vest on May 2, 2020.
(3)	Restricted Class A shares that vest in substantially equal installments on May 15 of each of 2020, 2021 and 2022.
(4)

RSUs that vest in substantially equal annual installments on December 31 of each of 2020 and 2021, subject to the Company’s receipt of performance fees, within prescribed periods, sufficient to cover the associated equity-based compensation expense as of such date.

(5)	RSUs that vest in substantially equal annual installments on February 15 of each of 2020, 2021 and 2022.
(6)	Restricted Class A shares that vest in substantially equal annual installments on February 15 of each of 2020, 2021 and 2022.
(7)	RSUs that vest in substantially equal annual installments on November 15 of each of 2020 and 2021.
(8)	Restricted Class A shares that vest in substantially equal annual installments on November 15 of each of 2020 and 2021.
(9)

RSUs that vest in substantially equal annual installments on January 1 of each of 2020, 2021, 2022, 2023 and 2024, subject to the Company’s receipt of performance fees, within prescribed periods, sufficient to cover the associated equity-based compensation expense as of such date.

(10)	RSUs that vest in substantially equal annual installments on December 31 of each of 2020 and 2021.
(11)	Restricted Class A shares that vest in substantially equal annual installments on August 15 of each of 2020 and 2021.
(12)	RSUs that vest in substantially equal annual installments on May 15 of each of 2020 and 2021.
(13)	Restricted Class A shares that vest in substantially equal annual installments on May 15 of each of 2020 and 2021.
(14)

RSUs that vest in substantially equal annual installments on January 1 of each of 2020, 2021, 2022 and 2023, subject to the Company’s receipt of performance fees, within prescribed periods, sufficient to cover the associated equity-based compensation expense as of such date.

(15)	RSUs that vest on November 15, 2020.
(16)	Restricted Class A shares that vest in substantially equal annual installments on February 15 of each of 2020 and 2021.
(17)	Restricted Class A shares that vest in substantially equal annual installments on November 15 of each of 2020 and 2021.
(18)	Restricted Class A shares that vest on November 15, 2020.
(19)	Bonus Grant RSUs that vest on December 31, 2020.
(20)

RSUs that vest on December 31, 2020, subject to the Company’s receipt of performance fees, within prescribed periods, sufficient to cover the associated equity-based compensation expense as of such date.

(21)

Performance RSUs that vest in substantially equal annual installments on January 1 of each of 2020, 2021, 2022 and 2023, subject to the Company’s receipt of performance fees, within prescribed periods, sufficient to cover the associated equity-based compensation expense as of such date.

(22)	Restricted Class A shares that vest on May 15, 2020.
(23)	Restricted Class A shares that vest on August 15, 2020.
(24)	Restricted Class A shares that vest on February 15, 2020.
(25)	RSUs that vest on March 31, 2020.
(26)	Amounts calculated by multiplying the number of unvested RSUs held by the named executive officer by the closing price of $47.71 per Class A share on December 31, 2019.

Option Exercises and Stock Vested

The following table presents information regarding the number of outstanding initially unvested RSUs and restricted Class A shares held by our NEOs that vested during 2019 and the number of options exercised by our NEOs in 2019. The amounts shown below do not reflect compensation actually received by the NEOs, but instead are calculations of the number of RSUs and restricted Class A shares that vested during 2019 based on the closing price of our Class A shares on the date of vesting. Shares received by our NEOs in respect of vested RSUs are subject to our retained ownership requirements. No options were exercised by our NEOs in 2019.

		Stock Awards
Name	Type of Award	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Leon Black	—	—	—
Martin Kelly	RSUs	47,573	1,488,777
	Restricted Shares	799	26,731
Scott Kleinman	RSUs	163,077	4,118,004
	Restricted Shares	52,793	1,769,274
John Suydam	RSUs	20,394	972,998
	Restricted Shares	2,957	100,885
Anthony Civale	RSUs	255,379	7,078,762
	Restricted Shares	8,378	285,825

(1)

Amounts calculated by multiplying the number of RSUs or restricted Class A shares held by the named executive officer that vested on each applicable vesting date in 2019 by the closing price per Class A share on that date. Class A shares underlying the vested RSUs were issued to the named executive officer shortly after they vested.

Potential Payments upon Termination or Change in Control

None of the NEOs is entitled to payment or other benefits in connection with a change in control.

Mr. Black is not entitled to severance or other payments or benefits in connection with an employment termination. Mr. Black is required to protect the confidential information of Apollo both during and after employment. In addition, until one year after employment termination, he is required to refrain from soliciting employees under specified circumstances or interfering with our relationships with investors and to refrain from competing with us in a business that involves primarily (i.e., more than 50%) third-party capital.

If Mr. Kelly’s employment is terminated by us without cause or he resigns for good reason, he will be entitled to severance of six months’ base pay and reimbursement of health insurance premiums paid in the six months following his employment termination. If his employment is terminated by us without cause, he will vest in 50% of any unvested portion of his restricted shares. If Mr. Kelly’s employment is terminated by reason of death or disability, he will vest in 50% of any unvested portion of his Plan Grant RSUs, Bonus Grant RSUs, restricted shares and dedicated performance fee rights that are subject to vesting. If Mr. Kelly’s employment is terminated without cause, or he resigns, he will be entitled to retain his dedicated performance fee rights that are subject to vesting to the extent then vested. We may terminate Mr. Kelly’s employment with or without cause, and we will provide 90 days’ notice (or payment in lieu of such period of notice) prior to a termination without cause. Mr. Kelly is required to give us 90 days’ notice prior to a resignation for any reason. He is required to protect the confidential information of Apollo both during and after employment. In addition, during employment and for 12 months after employment, Mr. Kelly is also obligated to refrain from soliciting our employees, interfering with our relationships with investors or other business relations, and competing with us in a business that manages or invests in assets substantially similar to those managed or invested in by Apollo or its affiliates.

We may terminate Mr. Kleinman’s employment with or without cause, and we will provide 90 days’ notice (or payment in lieu of such period of notice) prior to a termination without cause. Mr. Kleinman is required to provide 90 days’ notice prior to a resignation for any reason. Upon his termination of employment by reason of death or disability, Mr. Kleinman will vest in 50% of his then unvested RSUs, restricted shares and dedicated performance fee interests that are subject to vesting. If Mr. Kleinman’s employment is terminated without cause, or he resigns, he will be entitled to retain his dedicated performance fee rights that are subject to vesting to the extent then vested. If Mr. Kleinman’s employment with us terminates for any reason other than in circumstances in which he could have been terminated for cause, he will receive the cash portion of his incentive pool or annual bonus amount on a prorated basis through the last day of his full-time employment. Mr. Kleinman is required to protect the confidential information of Apollo both during and after employment. In addition, during employment and for 12 months after employment, he is obligated to refrain from soliciting our employees, interfering with our relationships with investors or other business relations, and competing with us in a business that manages or invests in assets substantially similar to those managed or invested in by Apollo or its affiliates.

We may terminate Mr. Suydam’s employment with or without cause, and we will provide 90 days’ notice (or payment in lieu of such period of notice) prior to a termination without cause. If Mr. Suydam’s employment is terminated by us without cause or he resigns for good reason, he will be entitled to severance of six months’ base pay and reimbursement of health insurance premiums paid in the six months following his employment termination. If his employment is terminated by reason of death or disability, he will vest in 50% of his then unvested RSUs, restricted shares and dedicated performance fee rights that are subject to vesting. If Mr. Suydam’s employment is terminated without cause, or he resigns, he will be entitled to retain his dedicated performance fee rights that are subject to vesting to the extent then vested. As of January 1, 2020, Mr. Suydam vested in 100% of his then unvested RSUs and restricted shares, subject to his continued compliance with his noncompetition obligations and his agreement to be available to consult with us from time to time for two years. Mr. Suydam is required to protect our confidential information at all times. During his employment and for 12 months thereafter, Mr. Suydam is also obligated to refrain from soliciting our employees, interfering with our relationships with investors or other business relations, and competing with us in a business that manages or invests in assets substantially similar to those invested in or managed by Apollo or its affiliates. Mr. Suydam is required to provide 90 days’ notice prior to a resignation for any reason.

We may terminate Mr. Civale’s employment with or without cause, and we will provide 90 days’ notice (or payment in lieu of such period of notice) prior to a termination without cause. Mr. Civale is required to provide 90 days’ notice prior to a resignation for any reason. Upon his termination of employment by reason of death or disability, Mr. Civale will vest in 50% of his then unvested RSUs, restricted shares and performance fee rights that are subject to vesting. Upon his termination by the Company other than for cause, Mr. Civale will vest in 50% of his then unvested restricted shares and RSUs he received in respect of certain performance fee entitlements. If Mr. Civale’s employment is terminated without cause, or he resigns, he will also be entitled to retain his dedicated performance fee rights that are subject to vesting to the extent then vested. During his employment and for 12 months thereafter, he is also obligated to refrain from soliciting our employees, interfering with our relationships with investors or other business relations, and competing with us in a business that manages or invests in assets substantially similar to those invested in or managed by Apollo or its affiliates. Under a grant of RSUs Mr. Civale received in 2018, if his employment is terminated by Apollo without cause prior to January 1, 2023, he will receive prorated vesting (based on the number of months worked in the year of termination) of the RSUs scheduled to vest on the next January 1 vesting date. Mr. Civale is required to protect the confidential information of Apollo both during and after employment. In addition, during employment and for 12 months after employment, he is obligated to refrain from soliciting our employees, interfering with our relationships with investors or other business relations, and competing with us in a business that manages or invests in assets substantially similar to those managed or invested in by Apollo or its affiliates.

The NEOs’ obligations during and after employment were considered by the Managing Partners in determining appropriate post-employment payments and benefits for the NEOs.

The following table lists the estimated amounts that would have been payable to each of our NEOs in connection with a termination that occurred on the last day of our last completed fiscal year and the value of any additional equity that would vest upon such termination. When listing the potential payments to NEOs under the plans and agreements described above, we have assumed that the applicable triggering event occurred on December 31, 2019 and that the price per share of our Class A shares was $47.71, which is equal to the closing price on such date. For purposes of this table, RSU values are based on the $47.71 closing price.

Name	Reason for Employment Termination	Estimated Value of Cash Payments ($)(1)	Estimated Value of Equity Acceleration ($)(2)
Leon Black	Cause	—	—
	Death, disability	—	—
Martin Kelly	Without cause	517,328	42,128
	By executive for good reason	517,328	—
	Death, disability	—	2,867,633
Scott Kleinman	Without cause	—	2,759,761
	Death, disability	—	18,173,764
John Suydam	Without cause	1,017,328	288,645
	By executive for good reason	1,017,328	—
	Disability	—	1,161,548
	Death	—	580,774
Anthony Civale	Without cause	—	354,509
	Death, disability	—	20,458,739

(1)

This amount would have been payable to the named executive officer had his employment been terminated by the Company without cause (and other than by reason of death or disability) or for good reason on December 31, 2019.

(2)

This amount represents the additional equity vesting that the named executive officer would have received had his employment terminated in the circumstances described in the column, “Reason for Employment Termination,” on December 31, 2019, based on the closing price of a Class A share on such date. For this purpose, awards that are subject to performance vesting conditions have been treated as having attained such conditions. Please see our “Outstanding Equity Awards at Fiscal Year-End” table above for information regarding the named executive officer’s unvested equity as of December 31, 2019.

CEO to Median Employee Pay Ratio

SEC rules require companies to disclose the ratio of the total annual compensation of the principal executive officer (“PEO”) to the total annual compensation of the median employee (calculated excluding the PEO). Our PEO is Mr. Black and our ratio is as follows:

Mr. Black’s total annual compensation: $260,175

Median employee total annual compensation: $216,695

Ratio of PEO to median employee total annual compensation: 1.2:1

In determining the median employee, we prepared a list of all employees as of December 31, 2019. Consistent with applicable rules, we used reasonable estimates both in the methodology used to identify the median employee and in calculating the annual total compensation for employees other than the PEO. In determining the median employee, for employees other than the PEO, we used their base salary paid in 2019, their annual cash bonus paid in 2019 and the value of the equity awards they received in 2019 (unless they received an equity award in February 2020 for services provided in 2019, in which case we included the value of that February 2020 equity award). As noted above under “—Note on Distributions on Apollo Operating Group Units,” Mr. Black receives distributions on his AOG Units that are distributions on equity rather than compensation, and accordingly are not included here.

PROPOSAL 3—ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (SAY ON FREQUENCY)

Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to vote, on a nonbinding, advisory basis, on the frequency of future advisory votes to approve the compensation of our NEOs as reflected in Proposal 2 above. Stockholders may indicate whether they prefer that we conduct future advisory votes to approve the compensation of our NEOs once every year, once every two years or once every three years.

The Board of Directors has determined that holding an advisory vote to approve the compensation of our NEOs once every three years is the most appropriate policy at this time.

Stockholders will be able to specify one of four choices for this proposal on the Proxy Card: one year, two years, three years or abstain. Although this advisory vote on the frequency of future advisory votes to approve the compensation of our NEOs is nonbinding, the Board of Directors will carefully review and consider the voting results when determining the frequency of future advisory votes to approve the compensation of our NEOs.

The voting frequency option that receives the highest number of votes cast by stockholders will be deemed the frequency for the advisory vote on executive compensation that has been selected by stockholders. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board of Directors recommends that you vote for the option of ONCE EVERY THREE YEARS as the preferred frequency for future advisory votes to approve the compensation of our named executive officers.

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

The audit committee has appointed Deloitte & Touche LLP to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. Deloitte & Touche LLP has served as the Company’s or its predecessor’s independent registered public accounting firm since fiscal year 2010 and is considered by the audit committee and the Board of Directors to be well qualified. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The proposal will be approved by the affirmative vote of a majority of the shares of our Common Stock present in person or by proxy at the 2020 Annual Meeting of Stockholders and entitled to vote. Abstentions will have the effect of voting “against” the proposal. Brokers have discretion to vote any uninstructed shares over the ratification of appointment of accountants.

The Board of Directors recommends that the stockholders vote FOR such ratification.

Principal Accounting Fees And Services

The following table summarizes the aggregate fees for professional services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”).

	For the Years Ended December 31,
	2019		2018
	(in thousands)
Audit fees	$7,801	(1)	$7,127	(1)
Audit fees for Apollo fund entities	18,542	(2)	16,198	(2)
Audit-related fees	1,984	(3)(4)	1,635	(3)(4)
Tax fees	9,226	(5)	7,019	(5)
Tax fees for Apollo fund entities	32,245	(2)	28,436	(2)

(1)

Audit fees consisted of fees for (a) the audits of our consolidated financial statements in our Annual Report on Form 10-K and services attendant to, or required by, statute or regulation; (b) reviews of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q.

(2)	Audit and Tax fees for Apollo fund entities consisted of services to investment funds managed by Apollo in its capacity as the general partner and/or manager of such entities.
(3)	Audit-related fees consisted of comfort letters, consents and other services related to SEC and other regulatory filings.
(4)	Includes audit-related fees for Apollo fund entities of $1.3 million and $0.9 million for the years ended December 31, 2019 and 2018, respectively.
(5)	Tax fees consisted of fees for services rendered for tax compliance and tax planning and advisory services.

Our audit committee charter requires the audit committee of our board of directors to approve in advance all audit and non-audit related services to be provided by our independent registered public accounting firm. All services reported in the Audit, Audit-related, Tax and Other categories above were approved by the committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Class A shares, the Class B share, the Class C share and AOG Units as of August 7, 2020 by (i) each person known to us to beneficially own more than 5% of the voting outstanding equity securities of Apollo Global Management, Inc. listed in the table below, (ii) each of our directors, (iii) each person who is a named executive officer for 2019 and (iv) all directors and executive officers as a group.

The number of Class A shares, Class B shares, Class C shares and AOG Units outstanding and the percentages of beneficial ownership are based on 229,116,880 Class A shares, 1 Class B share and 1 Class C share issued and outstanding, and 433,145,207 AOG Units outstanding, each as of August 7, 2020. As of August 7, 2020, AP Professional Holdings, L.P. held 174,873,808 AOG Units and Athene held 29,154,519 AOG Units.

The voting power calculations for General Stockholder Matters are based on 228,623,534 voting Class A shares issued and outstanding, the voting power of the Class B share, which had 204,028,327 votes, and the voting power of the Class C share, which had 2,059,344,660 votes, each as of August 7, 2020. As of August 7, 2020, the total voting power for General Stockholder Matters of the Class A shares, Class B share and Class C share was 9.2%, 8.2% and 82.6%, respectively. For certain matters, however, as required by the Delaware General Corporation Law and the rules of the New York Stock Exchange, as of August 7, 2020 the total voting power of the Class A shares was 52.8%, the total voting power of the Class B share was 47.2% and the Class C share does not vote.

Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge, each person named in the table below has sole voting and investment power with respect to all of the Class A shares and interests in our Class B share and Class C share shown as beneficially owned by such person, except as otherwise set forth in the notes to the table and pursuant to applicable community property laws. Unless otherwise indicated, the address of each person named in the table is c/o Apollo Global Management, Inc., 9 West 57th Street, New York, NY 10019.

	Class A Shares Beneficially Owned		AOG Units Beneficially Owned(1)		Class B Shares Beneficially Owned		Class C Shares Beneficially Owned		Total Percentage of Voting Power of Class A and Class B Shares(3)	Total Percentage of Voting Power of Class A Shares, Class B Shares and Class C Shares(4)
	Number	Percent(2)	Number	Percent(2)	Number	Percent	Number	Percent
Directors and Executive Officers:
Leon Black(5)(6)	10,242,166	4.5%	80,000,000	18.5%	1	100%	1	100%	49.5%	91.2%
Joshua Harris(5)(6)	1,350,000	*	45,832,643	10.6%	1	100%	1	100%	47.5%	90.9%
Marc Rowan(5)(6)	4,550,853	2.0%	32,481,402	7.5%	1	100%	1	100%	48.2%	91.0%
Pauline Richards	58,992	*	—	—	—	—	—	—	*	*
Alvin Bernard Krongard(7)	311,235	*	—	—	—	—	—	—	*	*
Michael Ducey(8)	56,774	*	—	—	—	—	—	—	*	*
Robert Kraft(9)	352,120	*	—	—	—	—	—	—	*	*
Martin Kelly	200,820	*	—	—	—	—	—	—	*	*
John Suydam(10)	624,289	*	—	—	—	—	—	—	*	*
Anthony Civale	918,279	*	—	—	—	—	—	—	*	*
Scott Kleinman (11)	1,354,635	*	2,033,805	*	—	—	—	—	*	*
All directors and executive officers as a group (twelve persons)(12)	21,248,618	9.3%	162,361,020	37.5%	1	100%	1	100%	52.1%	91.7%
BRH Holdings GP, Ltd.(6)	—	—	—	—	1	100%	—	—	47.1%	8.2%
AGM Management, LLC.(6)	—	—	—	—	—	—	1	100%	—	82.6%
AP Professional Holdings, L.P.(13)	—	—	174,873,808	40.4%	—	—	—	—	40.4%	7.0%
5% Stockholders:
Tiger Global Management, LLC(14)	33,913,500	14.8%	—	—	—	—	—	—	7.8%	1.4%
Capital World Investors (15)	10,564,173	4.6%	—	—	—	—	—	—	2.4%	*
The Vanguard Group(16)	17,743,312	7.7%	—	—	—	—	—	—	4.1%	*

*	Represents less than 1%
(1)

Subject to certain requirements and restrictions, the AOG Units held by AP Professional Holdings, L.P. are exchangeable for our Class A shares on a one-for-one basis. See “Certain Relationships and Related Transactions, and Director Independence—Amended and Restated Exchange Agreement” of our 2019 Annual Report. Beneficial ownership of AOG Units held by AP Professional Holdings, L.P. reflected in this table has not been also reflected as beneficial ownership of the Class A shares for which such AOG Unit may be exchanged. AOG Units held by Athene are non-voting equity interests of the Apollo Operating Group and are not exchangeable for Class A shares.

(2)

The percentage of beneficial ownership of the Company’s Class A shares is based on a total of 229,116,880 Class A shares issued and outstanding as of August 7, 2020, 2020, plus, if applicable, Class A shares to be delivered to the respective holder within 60 days of August 7, 2020 (as calculated in accordance with Rule 13d-3(d)(1) of the Exchange Act). The percentage of beneficial ownership of AOG Units is based on a total of 433,145,207 AOG Units outstanding as of August 7, 2020.
(3)

The voting power presented in this column relates to the voting power of the Class A shares and Class B share with respect to the matters required by the Delaware General Corporation Law and the rules of the New York Stock Exchange for which the Class A shares and the Class B share vote together as a single class. The Class C share does not vote on such matters. For such matters, as of August 7, 2020, the total voting power of the Class A shares was 52.8% and the total voting power of the Class B share was 47.2%. The total percentage of voting power is based on 228,623,534 voting Class A shares outstanding, the Class A shares to be delivered to the respective holder within 60 days of August 7, 2020, as applicable, and the voting power of the Class B share, which had 204,028,327 votes, each as of August 7, 2020. The voting power calculations do not include 493,346 Class A shares held by California Public Employees’ Retirement System (the “Strategic Investor”) based on a Form 13F for the quarter ended March 31, 2020, filed with the SEC on May 12, 2020 by the Strategic Investor. Class A shares held by the Strategic Investor do not have voting rights. This column assumes the exchange of AOG Units held by AP Professional Holdings, L.P. into Class A shares and the number of Class A shares to be delivered to the respective holder within 60 days of August 7, 2020. This column does not assume the exchange of AOG Units into Class A shares with respect to AOG Units held by Athene, as such AOG Units are not exchangeable for Class A shares.

(4)

The voting power presented in this column relates to the voting power of Class A shares, Class B share and Class C share with respect to General Stockholder Matters specified in the Certificate of Incorporation. The total percentage of voting power is based on 228,623,534 voting Class A shares outstanding, the Class A shares to be delivered to the respective holder within 60 days of August 7, 2020, as applicable, the voting power of the Class B share, which had 204,028,327 votes, and the voting power of the Class C share, which had 2,059,344,660 votes, each as of August 7, 2020. The voting power calculations do not include 493,346 Class A shares held by the Strategic Investor, which do not have voting rights. This column assumes the exchange of AOG Units held by AP Professional Holdings, L.P. into Class A shares and the number of Class A shares to be delivered to the respective holder within 60 days of August 7, 2020. This column does not assume the exchange of AOG Units into Class A shares with respect to AOG Units held by Athene, as such AOG Units are not exchangeable for Class A shares.

(5)

The number of Class A shares presented are indirectly held by estate planning vehicles for which voting and investment control are exercised by this individual. The number of AOG Units presented are indirectly held by estate planning vehicles, for which this individual disclaims beneficial ownership except to the extent of his pecuniary interest therein. All AOG Units presented are directly held by AP Professional Holdings, L.P. Each of Messrs. Black, Rowan and Harris indirectly beneficially own limited partnership interests in BRH Holdings, L.P., which holds approximately 90.5% of the limited partnership interests in AP Professional Holdings, L.P. The number of AOG Units presented do not include any AOG Units owned by AP Professional Holdings, L.P. with respect to which each of Messrs. Black, Rowan or Harris, as one of the three owners of all of the interests in BRH Holdings GP, Ltd., the general partner of AP Professional Holdings, L.P., or as a party to the Agreement Among Principals or the Shareholders Agreement may be deemed to have shared voting or dispositive power. Each of these individuals disclaims any beneficial ownership of these units, except to the extent of his pecuniary interest therein.

(6)

BRH Holdings GP, Ltd. (“BRH”), the holder of the Class B share, is one third owned by Mr. Black, one third owned by Mr. Harris and one third owned by Mr. Rowan. Pursuant to the Agreement Among Principals, the Class B share is to be voted and disposed of by BRH based on the determination of at least two of Leon Black, Joshua Harris and Marc Rowan; as such, they share voting and dispositive power with respect to the Class B share. BRH is the sole member of AGM Management, LLC, the holder of the Class C share.

(7)

Includes 250,000 Class A shares held by a trust for the benefit of Mr. Krongard’s children, for which Mr. Krongard’s children are the trustees. Mr. Krongard disclaims beneficial ownership with respect to such shares, except to the extent of his pecuniary interest therein.

(8)

Includes 2,616 Class A shares held by two trusts for the benefit of Mr. Ducey’s grandchildren, for which Mr. Ducey and several of Mr. Ducey’s immediate family members are trustees and have shared investment power. Mr. Ducey disclaims beneficial ownership of the Class A shares held in the trusts, except to the extent of his pecuniary interest therein.
(9)	Includes 330,000 Class A shares held by two entities, which are under the sole control of Mr. Kraft, and may be deemed to be beneficially owned by Mr. Kraft.
(10)

Includes 64,260 Class A shares held by a trust for the benefit of Mr. Suydam’s spouse and children, for which Mr. Suydam’s spouse is the trustee. Mr. Suydam disclaims beneficial ownership with respect to such shares, except to the extent of his pecuniary interest therein.

(11)

Includes 425,875 Class A shares held by six entities, over which Mr. Kleinman exercises voting and investment control, and may be deemed to be beneficially owned by Mr. Kleinman, and 750,000 Class A shares held indirectly or directly by an entity, over which Mr. Kleinman disclaims beneficial ownership.

(12)

Refers to shares and AOG Units beneficially owned by the individuals who were directors and executive officers as of August 7, 2020. All AOG Units presented are directly held by AP Professional Holdings, L.P., in which certain directors and executive officers beneficially own limited partnership interests.

(13)

Assumes that no AOG Units are distributed to the limited partners of AP Professional Holdings, L.P. The general partner of AP Professional Holdings, L.P. is BRH, which is one third owned by Mr. Black, one third owned by Mr. Harris and one third owned by Mr. Rowan. BRH is also the general partner of BRH Holdings, L.P., the limited partnership through which Messrs. Black, Harris and Rowan indirectly beneficially own (through estate planning vehicles) their limited partner interests in AP Professional Holdings, L.P. These individuals disclaim any beneficial ownership of these AOG Units, except to the extent of their pecuniary interest therein. BRH is the sole member of AGM Management, LLC.

(14)

Based on a Form 13F filed with the SEC on May 15, 2020, by Tiger Global Management, LLC. The address of Tiger Global Management, LLC is 9 West 57th Street, 35th Floor, New York, New York. Pursuant to an irrevocable proxy, all voting rights attaching to the shares held by Tiger Global Management, LLC are exercisable by AGM Management, LLC.

(15)

Based on a Form 13F filed with the SEC on May 15, 2020, by Capital World Investors, a division of Capital Research and Management Company. The address of Capital World Investors is 333 South Hope Street, Los Angeles, California.

(16)	Based on a Form 13F filed with the SEC on May 15, 2020, by The Vanguard Group. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who own more than 10% of a registered class of the Company’s equity securities (the “10% Stockholders”) to file reports of ownership and changes of ownership with the SEC. The Company assists its directors, officers and certain 10% Stockholders by assisting in their completion of Section 16 reports and filing these reports on their behalf. The Company’s executive officers, directors and 10% Stockholders timely complied with all such filing requirements applicable to them last fiscal year with respect to their beneficial ownership of the Company’s securities, except that a Form 4 filed on behalf of James Zelter on November 15, 2018 was inadvertently filed late on February 7, 2019.

STOCKHOLDER PROPOSALS

To be considered for inclusion in next year’s proxy statement and form of proxy, stockholder proposals for the 2021 Annual Meeting must be received at our principal executive offices no later than the close of business on April 22, 2021, unless the date of the 2021 Annual Meeting is more than 30 days before or after October 1, 2021 in which case the proposal must be received within a reasonable time before we begin to print and mail our proxy materials.

For any proposal or director nomination that is not submitted for inclusion in next year’s proxy statement pursuant to the process set forth above, but is instead sought to be presented directly at the 2021 Annual Meeting, stockholders are advised to review our bylaws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Company at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, any such stockholder proposal or director nomination must be received between June 3, 2021 and July 3, 2021 for the 2021 Annual Meeting. If the date of the 2021 Annual Meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of the previous year’s meeting or of the stockholder consent in lieu thereof, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

All such proposals should be sent to our Secretary at Apollo Global Management, Inc., 9 West 57th Street, 43rd Floor, New York, New York 10019.

We advise you to review our bylaws for additional stipulations relating to the process for identifying and nominating directors, including advance notice of director nominations and stockholder proposals. Copies of the pertinent bylaw provisions are available on request to the Secretary at the address set forth above.

HOUSEHOLDING MATTERS

The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability of Proxy Materials or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the Annual Report, this Proxy Statement and Notice may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of the Notice of Internet Availability of Proxy Materials and/or Proxy Statement, either now or in the future, please contact our Secretary and Chief Legal Officer by mailing a request to Apollo Global Management, Inc., 9 West 57th Street, 43rd Floor, New York, New York 10019, or by calling our main telephone number at (212) 515-3200 and requesting to be connected to the office of our Secretary and Chief Legal Officer. Upon written or oral request to the Secretary and Chief Legal Officer, we will promptly provide a separate copy of the Annual Report and this Proxy Statement and Notice. In addition, stockholders at a shared address who receive multiple Notices of Internet Availability of Proxy Materials or multiple copies of proxy statements may request to receive a single Notice of Internet Availability of Proxy Materials or a single copy of proxy statements in the future in the same manner as described above.

OTHER MATTERS

The Board of Directors, at the time of the preparation of this Proxy Statement, knows of no business to come before the Annual Meeting other than that referred to herein. If any other business should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the enclosed proxy will have authority to vote, in their discretion, all shares represented by such proxies that have been received and not theretofore properly revoked.

We file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other documents electronically with the SEC under the Exchange Act. You may obtain such reports from the SEC’s website at www.sec.gov.

Our Investor Relations website address is https://www.apollo.com/stockholders/sec-filings. We make available, free of charge through our Investor Relations website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

Upon the written request of any record holder or beneficial owner of Common Stock entitled to vote at the Annual Meeting, we will, without charge, provide a copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules, for the fiscal year ended December 31, 2019, as filed with the SEC. Requests should be directed to John J. Suydam, Chief Legal Officer, Apollo Global Management, Inc., 9 West 57th Street, 43rd Floor, New York, New York 10019.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains certain information that may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. While we have specifically identified certain information as being forward-looking in the context of its presentation, we caution you that all statements contained in this Proxy Statement that are not clearly historical in nature are forward-looking. Without limiting the generality of the preceding sentence, any time we use the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

Forward-looking information involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements. Therefore, caution should be taken not to place undue reliance on any such forward-looking statements. Much of the information in this Proxy Statement that looks towards future performance of the Company is based on various factors and important assumptions about future events that may or may not actually occur. As a result, our operations and financial results in the future could differ materially and substantially from those we have included in this Proxy Statement. We assume no obligation (and specifically disclaim any such obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Dated: August 20, 2020	By order of the Board of Directors

/s/ John J. Suydam
John J. Suydam
Vice President and Secretary

APOLLO GLOBAL MANAGEMENT, INC. Proxy for Annual Meeting of Stockholders on October 1, 2020 Solicited on Behalf of the Board of Directors The stockholder(s) hereby appoint(s) John J. Suydam and Jessica L. Lomm, or either of them, as proxies, each with the full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Apollo Global Management, Inc. that the stockholder(s) is/ are entitled to vote at the Annual Meeting of Stockholders to be held virtually, by means of remote communication, at 9:00 a.m. Eastern Daylight Time, on October 1, 2020, and any adjournment or postponement thereof. In order to attend the meeting, you must register at http://www.viewproxy.com/apollo/2020 by 11:59 p.m. Eastern Daylight Time on September 28, 2020. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by using the invitation provided upon registration. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement in the section titled “Questions and Answers About this Proxy Statement—How do I vote my shares at the virtual Annual Meeting?” (Continued and to be marked, dated and signed on the reverse side.)    PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: The Annual Report, Notice and Proxy Statement are available at: http://www.viewproxy.com/apollo/2020

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BELOW. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE _ The Board of Directors recommends you vote FOR the election of all of the director nominees listed in Proposal 1: 1. ELECTION OF DIRECTORS.    ☐FOR☐ WITHHOLD☐FOR ALL EXCEPT NOMINEES:    all nominees AUTHORITY (See instructions     01 Leon Black 03 Marc Rowan 05 Robert Kraft 07 Pauline Richards for all nominees below) 02 Joshua Harris 04 Michael Ducey 06 A.B. Krongard INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: The Board of Directors recommends you vote FOR Proposal 2 and Proposal 4. The    Board of Directors recommends you vote 3 YEARS for Proposal 3. 2. ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS. 3. ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE FOR AGAINST ABSTAIN THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.    1 YEAR 2 YEARS 3 YEARS ABSTAIN    DO NOT PRINT IN THIS AREA (Stockholder Name & Address Data)    4. RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020. FOR AGAINST ABSTAIN In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposal 2 and Proposal 4, and 3 YEARS for Proposal 3. Date                Signature                Signature                  (Joint Owners) Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.    Address Change/Comments: (If you noted Please indicate if you any Address Changes and/or Comments plan to attend this meeting above, please mark box.) ☐ VIRTUAL CONTROL NUMBER     PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. VIRTUAL CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11-digit virtual control number ready when voting by Internet or Telephone    INTERNET TELEPHONE MAIL Vote Your Proxy on the Internet: Vote Your Proxy by Phone: Vote Your Proxy by Mail: Go to www.AALvote.com/APO Call 1-866-804-9616    Have your proxy card available Use any touch-tone telephone to Mark, sign, and date your proxy when you access the above vote your proxy. Have your proxy card, then detach it, and return website. Follow the prompts to card available when you call. it in the postage-paid envelope vote your shares. Follow the voting instructions to provided. vote your shares.